Exhibit 10.2

Loan Number: 1014779

EXECUTION VERSION

TERM LOAN AGREEMENT

Dated as of July 30, 2015

by and among

COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.,
as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.5,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

WELLS FARGO SECURITIES, LLC,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers
and
Joint Bookrunners,

and

REGIONS BANK
and
U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent

and

PNC BANK, NATIONAL ASSOCIATION,
as Documentation Agent

i

SCHEDULES AND EXHIBITS

SCHEDULE I	Commitments
SCHEDULE CBD	CBD or Urban Infill Properties
SCHEDULE HB	High Barrier Market Properties
SCHEDULE 6.1(b)	Ownership Structure
SCHEDULE 6.1(f)	Properties
SCHEDULE 6.1(g)	Existing Indebtedness
SCHEDULE 6.1(i)	Litigation
SCHEDULE 6.1(k)	Financial Statements
SCHEDULE 6.1(p)	Environmental Matters
SCHEDULE 6.1(y)	List of Unencumbered Assets
SCHEDULE 6.1(ee)	Eminent Domain Proceedings

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Contribution Agreement
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Joinder Agreement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Notice of Continuation
EXHIBIT G	Notice of Conversion
EXHIBIT H	Disbursement Instruction Agreement
EXHIBIT I	Form of Term Note
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Forms of U.S. Tax Compliance Certificates

THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of July 30, 2015 by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), COLUMBIA PROPERTY TRUST, INC., a Maryland corporation (“REIT Guarantor”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5 (collectively, the “Lenders” and individually a “Lender”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity and as further set forth below, the “Agent”).
WHEREAS, the Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing office, industrial and retail properties; and
WHEREAS, the Agent and the Lenders desire to make available to the Borrower a term loan credit facility in the initial amount of $150,000,000 on the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE I. Definitions
Section 1.1    Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Additional Costs” has the meaning given to that term in Section 4.1(b).
“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any New Term Loans which shall be consistent with the applicable provisions of this Agreement relating to New Term Loans and otherwise reasonably satisfactory to the Agent and the Borrower.
“Adjusted EBITDA” means as of any date of determination the sum of (a) EBITDA of the Borrower for the immediately preceding calendar quarter less (b) the Capital Reserve for such period.
“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.
“Amended and Restated Revolving Credit and Term Loan Agreement” means that certain Amended and Restated Revolving Credit and Term Loan Agreement dated on or about the date hereof among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, the lenders thereunder and the other parties party thereto.

“Amendment and Restatement Transaction” means the amendment and restatement of the Borrower’s existing senior credit facility with JPMorgan Chase Bank, N.A., as administrative agent pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement.
“Agent” means Wells Fargo Bank, National Association, as contractual representative of the Lenders under the terms of this Agreement, and any of its successors.
“Agent Parties” has the meaning given to that term in Section 12.1.
“Agreement Date” means the date as of which this Agreement is dated.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.
“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators, and for purposes of Section 3.12 shall include FATCA.
“Applicable Margin” means, for any day, the applicable rate per annum determined as set forth below under the caption “Base Rate - Applicable Margin” or “LIBOR - Applicable Margin”, as the case may be, based upon the Rating of the Borrower in the table below:

RATINGS LEVEL	MOODY’S/ S&P RATING	BASE RATE - APPLICABLE MARGIN	LIBOR ‑ APPLICABLE MARGIN
Level I Rating	A3/A- or higher	0.40%	1.40%
Level II Rating	Baa1/BBB+	0.45%	1.45%
Level III Rating	Baa2/BBB	0.55%	1.55%
Level IV Rating	Baa3/BBB-	0.80%	1.80%
Level V Rating	Below Baa3/BBB-	1.35%	2.35%
For purposes hereof (A) if the Borrower has only one Rating, such Rating shall determine pricing, (B) if the Borrower has two Ratings and the Ratings of the Rating Agencies do not match, then the higher of two Ratings shall determine pricing; provided, however, that if the two Ratings are two gradations apart, then the rating that is between the two differing Ratings shall determine pricing and (C) if the Ratings established or deemed to have been established by the Rating Agencies for such debt of the Borrower shall be changed (other than as a result of change in the rating system of any such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to the terms of the Loan Documents. Each change in the Applicable Margin shall apply during the period commencing on the first day of the calendar month immediately following the month in which the effective date of such change occurs and ending on the date immediately preceding the effective date of the next such changes. If the rating system of a Rating Agency shall change, the Borrower and the Requisite Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system of such Rating Agency, and pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change.
The credit rating in effect on any date for the purposes hereof is that in effect at the close of business on such date. If at any time the Borrower has no Moody’s Rating and no S&P Rating, then the Applicable Margin shall be determined by reference to (x) the Level V Rating if the Debt to Total Asset Value Ratio as of the end of the most recent fiscal quarter for which financial statements are available is greater than thirty-five percent (35%) and (y) the Level IV Rating if the Debt to Total Asset Value Ratio as of the end of the most recent fiscal quarter for which financial statements are available is equal to or less than thirty-five percent (35%).
Any adjustment in the Applicable Margin shall be applicable to all existing Loans.
Any recalculation of interest required by this provision shall survive termination of this Agreement and this provision shall not in any way limit any of the Agent’s and the Lenders’ other rights and remedies under the Loan Documents.
“Approved Bond Transaction” means those real property projects and any other real property developments (a) in which the Borrower, any Qualified Subsidiary or any Guarantor acquires an interest as a lessee in real property subject to a bond transaction encumbering the property wherein the Borrower, such Qualified Subsidiary or such Guarantor is also the owner of the applicable bonds; (b) pursuant to which rental payments of the Borrower, the applicable Qualified Subsidiary or the applicable Guarantor as lessee ultimately run to the Borrower, such Qualified Subsidiary or such Guarantor in the form of payments on the applicable bonds and are in an amount that are equivalent (or nearly so) with the required payments under the bonds; and (c) which lease (i) has a remaining term of not less than twenty (20) years or provides a purchase option in favor of the Borrower, the applicable Qualified Subsidiary or the applicable Guarantor for the underlying land that is exercisable by the Borrower, such Qualified Subsidiary or such Guarantor at the option of the Borrower, such Qualified Subsidiary or such Guarantor, as appropriate, prior to or simultaneously with the expiration of the lease and for a de minimus or nominal purchase price, (ii) under which any required rental payment or other payment due under such lease from the Borrower, the applicable Qualified Subsidiary or the applicable Guarantor to the lessor have been assigned to secure the bonds held by the Borrower, the applicable Qualified Subsidiary or the applicable Guarantor and no payment default has occurred and no other default has occurred which would permit the termination of the lease, (iii) where no party to such lease is the subject of a Bankruptcy Event, (iv) contains customary provisions either (A) protective of any lender to the lessee or (B) whereby the lessor expressly agrees upon request to subordinate the lessor’s fee interest to the rights and remedies of such a lender, (v) where the Borrower’s, the applicable Qualified Subsidiary’s or the applicable Guarantor’s interest in the real property or the lease is not subject to (A) any Lien other than Permitted Liens of the types described in clauses (a), (c) and (d) of the definition of Permitted Liens and the instruments securing the bonds held by the Borrower, the applicable Qualified Subsidiary or the applicable Guarantor, and (vi) such lease and bond documents permits reasonable transferability thereof (including the right to sublease to occupancy tenants), in each case, documented and structured in a manner satisfactory to the Agent in its reasonable discretion.
“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5), and accepted by the Agent, in substantially the form of Exhibit A or any other form approved by the Agent.
“Bankruptcy Code” means Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any Debtor Relief Law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (b) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) such Person shall admit in writing its inability to pay its debts generally as they become due.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).
“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in Minneapolis, Minnesota and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced as a Business Day, all references to “days” shall be to calendar days.

“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $0.30 per square foot per annum for all office Properties, $0.15 per square foot per annum for all industrial Properties and $0.15 per square foot per annum for all other Properties multiplied by (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in the determination of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Borrower, the REIT Guarantor and their Subsidiaries and a proportionate share of all Properties of all Unconsolidated Affiliates.
“Capitalization Rate” means (i) six percent (6.0%) for High Barrier Market Properties, (ii) six and three-quarters percent (6.75%) for CBD or Urban Infill Properties and (iii) seven and one-half percent (7.50%) for all other Properties.
“Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired which are issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank at the time of the acquisition thereof has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company at the time of the acquisition thereof has a short‑term commercial paper rating of at least A-2 or the equivalent by S&P or at least P‑2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at the time of the acquisition thereof at least A‑2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have at the time of the acquisition thereof net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“CBD or Urban Infill Property” means, (a) any Property listed on Schedule CBD attached hereto and identified as a CBD or Urban Infill Property, (b) any improved Property which is located in (i) the Downtown, Midtown, Central Perimeter or Buckhead neighborhoods of Atlanta, Georgia, (ii) the Downtown and Galleria neighborhoods of Houston, Texas or (iii) Seattle, Washington (including Bellevue), or (c) any other improved Property which is located in markets with characteristics similar to those identified in clause (a) or (b) and is designated by the Borrower, and reasonably approved by the Agent, as a CBD or Urban Infill Property from time to time.
“Change of Control” means the occurrence of any of the following:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-three percent (33%) of the total voting power of the then outstanding voting stock of the REIT Guarantor;
(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires, directly or indirectly, by contract or otherwise, the power to exercise control over the Equity Interests of the REIT Guarantor representing more than thirty-three percent (33%) of the total voting power represented by the issued and outstanding Equity Interests of the REIT Guarantor;
(c) during any period of 12 consecutive months, a majority of the Board of Trustees or Directors of the REIT Guarantor consists of individuals who were not either (i) trustees or directors of the REIT Guarantor as of the corresponding date of the previous year, (ii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of the REIT Guarantor of which a majority consisted of individuals described in clause (c)(i) above, or (iii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of the REIT Guarantor of which a majority consisted of individuals described in clause (c)(i) above and individuals described in clause (c)(ii), above;
(d) the REIT Guarantor shall fail to be the sole general partner of the Borrower or shall fail to own, directly or indirectly, free of any liens, encumbrances or adverse claims, at least fifty-five percent (55%) of the voting Equity Interests of the Borrower and to possess the power to direct the management of the Borrower; or
(e) Borrower or the REIT Guarantor fails to own, directly or indirectly, free of any liens, encumbrances or adverse claims, at least sixty-five percent (65%) of the Equity Interests of each Guarantor (other than the REIT Guarantor), control all major decisions of such Guarantor (including, without limitation, decisions to sell or encumber property) and otherwise possess the ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, of each such Guarantor.
“Commitment” means, with respect to each Lender, its Term Commitment.
“Communications” has the meaning given to that term in Section 12.1.
“Compliance Certificate” has the meaning given to that term in Section 8.3.
“Connection Income Taxes” means Other Connection Taxes that are imposed or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Construction-in-Process” means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Properties that are under development or are scheduled to commence development within twelve (12) months of any date of determination.
“Contingent Liabilities” as to any Person, but without duplication of any amount included or includable in items (a) through (h), (j) and (k) of Indebtedness, as applied to any obligation, means and includes liabilities or obligations with respect to: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation; (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, or similar off balance sheet financing arrangement; (d) all obligations of such Person with respect to any take-out commitment or forward equity commitment; (e) purchase obligations net of asset value; and (f) all obligations under performance and/or completion guaranties (or other agreements the practical effect of which is to assure performance or completion of such obligations) as and to the extent such obligations are required to be included as liabilities on the balance sheet of such Person in accordance with GAAP.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.
“Contribution Agreement” means the Contribution Agreement of even date herewith in substantially the form of Exhibit B to be executed by the Borrower and the Guarantors.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan and (b) the Conversion of a Loan.
“Debt to Total Asset Value Ratio” means the ratio (expressed as a percentage) of (a) Total Indebtedness to (b) Total Asset Value. For purposes of calculating such ratio, (i) Total Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Total Indebtedness that by its terms is scheduled to mature on or before the date that is twenty-four (24) months from the date of calculation (“Maturing Indebtedness”), and (y) unrestricted cash and Cash Equivalents in excess of $25,000,000, and (ii) Total Asset Value shall be adjusted by deducting therefrom the amount deducted from Total Indebtedness pursuant to clause (i).
“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.
“Defaulting Lender” means, subject to Section 3.11(c), any Lender that (a) has failed to fund all or any portion of its Loans within 2 Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such

Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11(c)) upon delivery of written notice of such determination to the Borrower, the Agent and each Lender.
“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
“Development Property” means a Property currently under development for use as an office or industrial building that has not become a Stabilized Property, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed, provided that such a Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least twelve (12) months shall cease to constitute a Development Property notwithstanding the fact that such Property has not become a Stabilized Property.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit H to be executed and delivered by the Borrower pursuant to Section 5.1(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Agent.
“Documentation Agent” means PNC Bank, National Association.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; and (iv) non-cash impairment charges and extraordinary or non-recurring gains and losses (including, for the avoidance of doubt, all gains on retirement of any debt, impairment charges and acquisition costs); plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of all intangibles, without duplication, pursuant to FAS 141.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled or waived in writing by the Requisite Lenders.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, SyndTrak, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent and any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security systems.
“Eligible Assignee” means any Person who is: (a)  a Lender or an Affiliate of a Lender or an Approved Fund of a Lender; (b) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America or (e) another financial institution which is regularly engaged in making, purchasing or investing in loans and has total assets in excess of $3,000,000,000 or any other financial institution approved by the Borrower and the Agent.
“Eligible Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options which are not at the sole option of the lessee) of forty (40) years or more from the Effective Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights, as reasonably determined by the Borrower and taken as a whole, customarily required by institutional mortgagees making a commercial loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean‑up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance by a Person of any Equity Interest and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“Equity Percentage” means the aggregate ownership percentage of the Borrower, the other Obligors or their respective Subsidiaries in each Unconsolidated Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder in effect from time to time.
“ERISA Group” means the Borrower, the other Obligors, any Subsidiary of the Borrower or any of the other Obligors and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, the other Obligors or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.5) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.12, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.12(f), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) any U.S. federal backup withholding Tax.
“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.
“Fees” means the fees and commissions provided for or referred to in Section 3.6 and any other fees payable by the Borrower to the Agent or any Lender hereunder or under any other Loan Document.
“Fixed Charge Coverage Ratio” means the ratio of (a) Adjusted EBITDA to (b) Fixed Charges for the period used to calculate EBITDA; provided that the net income of the Borrower relating to Approved Bond Transactions shall be excluded from Adjusted EBITDA and the payments made by the Borrower with respect to Capitalized Lease Obligations relating to Approved Bond Transactions shall be excluded from Fixed Charges in the calculation of the Fixed Charge Coverage Ratio.
“Fixed Charges” means, for any period, the sum of (a) Interest Expense of the Borrower, the REIT Guarantor and their respective Subsidiaries determined on a consolidated basis for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower, the REIT Guarantor and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all Preferred Dividends paid during such period. Such Person’s Equity Percentage in the Fixed Charges of its Unconsolidated Affiliates shall be included in the determination of Fixed Charges.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Agreement Date.
“Governing Documents” of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or any arbitrator with authority to bind a party at law.
“Gross Cash Proceeds” means, with respect to any Equity Issuance by any Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance.
“Guarantors” means, individually and collectively, as the context shall require, the REIT Guarantor and any other Person that is now or hereafter a party to the Guaranty as a “Guarantor” pursuant to the requirements of Section 7.12(a).
“Guaranties” (whether one or more) means the Guaranty substantially in the form of Exhibit C executed by the Guarantors and delivered to the Agent in accordance with this Agreement.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “contaminant”, “hazardous substances”, “hazardous materials”, “hazardous wastes”, “pollutant”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (f) any other chemicals, materials or substances regulated pursuant to any Environmental Law.
“High Barrier Market Property” means, (a) any Property listed on Schedule HB attached hereto and identified as a High Barrier Market Property, (b) any improved Property which is located in Manhattan in New York, New York, the Back Bay, Financial District, Seaport District and Cambridge areas of Boston, Massachusetts, San Francisco (including Palo Alto), California, Los Angeles, California, or Washington, D.C., or (c) any other improved Property which is located in markets with characteristics similar to those identified in clause (a) or (b) and is designated by the Borrower, and reasonably approved by the Agent, as a High Barrier Market Property from time to time.
“Increased Amount Date” has the meaning set forth in Section 2.14.
“Incremental Commitments” has the meaning set forth in Section 2.14.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than accounts payable incurred in the ordinary course of business which are not more than sixty (60) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person, but excluding those Capitalized Lease Obligations relating to Approved Bond Transactions; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock) at the option of such Person); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Contingent Liabilities of such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans shall constitute Indebtedness of the Borrower.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Obligor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Intellectual Property” has the meaning given to that term in Section 6.1(t).
“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Borrower, the REIT Guarantor and their respective Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account plus recurring fees such as recurring issuer, trustee and credit enhancement fees in connection with tax-exempt financings, determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Borrower’s, the REIT Guarantor’s and their respective Subsidiaries’ Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such period.
“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the day following the last day of the next preceding Interest Period for such Loan and ending seven (7) days or one (1) month, two (2) months, three (3) months or six (6) months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Notwithstanding the foregoing: (i) no Interest Period for a LIBOR Loan shall end after the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person; (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person; (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person; (d) the purchase or other acquisition of Cash Equivalents or (e) the acquisition in the ordinary course of business of any interests in real property or any other investment. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Loan Documents, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Joinder Agreement” means the joinder agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to Section 7.12 by any additional Guarantor, substantially in the form of Exhibit D.
“Joint Lead Arrangers” means Regions Capital Markets, a division of Regions Bank, and U.S. Bank National Association.
“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns, and, as the context may require.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto (or, if not set forth thereon, as specified in its administrative questionnaire provided to the Agent) or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. If LIBOR determined as provided above would be less than zero, LIBOR shall be deemed to be zero for each LIBOR Loan that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Derivatives Contract that provides a hedge against interest rate risk.
“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.
“LIBOR Loans” means Loans bearing interest at a rate based on LIBOR.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title, encumbrance or preferential arrangement which has the same practical effect of constituting a security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of law, in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than a financing statement filed in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code as in effect in an applicable jurisdiction that is not in the nature of a security interest.
“Loan” means a Term Loan.
“Loan Document” means this Agreement, each Note, the Guaranty, the Contribution Agreement, each Joinder Agreement, and each other document or instrument now or hereafter executed and delivered by an Obligor in connection with, pursuant to or relating to this Agreement.
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Termination Date.
“Market Square Property” means the complex of two office buildings known as Market Square located at 701 and 801 Pennsylvania Avenue, NW, in Washington, DC.
“Material Adverse Effect” means a material adverse change in or effect on (a) the business, operations, properties or financial condition of the Borrower and its Subsidiaries or any other Obligor and its Subsidiaries each taken as a whole, (b) the ability of an Obligor to perform its obligations under the Loan Documents to which it is a party, (c) the validity or enforceability of such Loan Documents, or (d) the rights and remedies of the Lenders and the Agent under the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any other Obligor or any of their respective Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturing Indebtedness” has the meaning given to that term in the definition of “Debt to Asset Value Ratio” in this Section 1.1
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means a provision of any document, instrument or agreement (including any Governing Document), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” or “NOI” means, for any Property and for a given period, an amount equal to the sum of (a)  the gross revenues for such Property for such fiscal period received in the ordinary course of business (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all operating expenses incurred with respect to such Property for such fiscal period (including an appropriate accrual for property taxes, insurance and other expenses not paid quarterly); provided there shall be deducted from such amount the following (to the extent not duplicative of deductions already taken in the calculation of Net Operating Income), on a pro rata basis for such period, management expenses computed at an annual rate equal to the greater of (i) two percent (2.0%) of the annualized gross revenue of such Property or (ii) the annualized amount of management fees actually incurred with respect to such Property. The Borrower may perform the preceding calculation on an aggregate basis for all such Properties wherever the context would appropriately permit or warrant the use of an aggregate calculation. For purposes of calculating the NOI of any Property, if such Property is owned, in whole or in part, by one or more Non-Wholly Owned Subsidiaries, there shall be deducted from such calculation all NOI not allocated to Borrower’s or REIT Guarantor’s interest in such Non-Wholly Owned Subsidiaries pursuant to any agreement or instrument governing the same.
“New Term Lender” has the meaning set forth in Section 2.14.
“New Term Loan” has the meaning set forth in Section 2.14.
“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Nonrecourse Indebtedness” only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Wholly Owned Subsidiary” means any Subsidiary which is not a Wholly Owned Subsidiary.
“Note” means a Term Note.
“Notice of Borrowing” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.2(b) evidencing the Borrower’s request for a borrowing of Loans.
“Notice of Continuation” means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.8 evidencing the Borrower’s request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.9 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Obligors owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.
“Obligors” means any Person now or hereafter primarily or secondarily obligated to pay all or any part of the Obligations, including the Borrower and the Guarantors.
“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants that are not affiliated with the Borrower and paying rent (or subject to free rent for periods of ninety (90) days or less) at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for thirty (30)

or more days to (b) the aggregate net rentable square footage of such Property. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within ninety (90) days of such date.
“Off-Balance Sheet Obligations” means liabilities and obligations of the REIT Guarantor, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which the REIT Guarantor would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the REIT Guarantor’s report on Form 10‑Q or Form 10‑K (or their equivalents) which the REIT Guarantor is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.5).
“Outstanding Credit Exposure” means the Outstanding Term Exposure.
“Outstanding Term Exposure” means, as to any Term Lender at any time, the aggregate principal amount of its Term Loans outstanding at such time.
“Participant” has the meaning given to that term in Section 12.5(c).
“Participant Register” has the meaning set forth in Section 12.5(c).
“Patriot Act” has the meaning given to that term set forth in Section 12.19.
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Liens” means, as to any Person, (a) liens securing taxes, assessments and other charges or levies imposed by any governmental authority (excluding any lien imposed pursuant to any of the provisions of ERISA or pursuant to any environmental laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of this Agreement; (b) liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable laws; (c) liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) liens in favor of the Agent for the benefit of the Lenders; (f) liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor; and (g) liens securing judgments that do not otherwise give rise to a Default or an Event of Default.
“Person” means an individual, corporation, partnership, limited liability company, joint stock company, association, trust or unincorporated organization, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Post‑Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the sum of (a) two percent (2.0%) per annum plus (b) the sum of (i) the Base Rate plus (ii) Applicable Margin (utilizing the applicable “Base Rate - Applicable Margin” as identified in the definition of “Applicable Margin”) as in effect from time to time.
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the REIT Guarantor or any of its Subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the REIT Guarantor or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender acting as Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Principal Office” means the office of the Agent located at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or such other office of the Agent as the Agent may designate from time to time.
“Prohibited Person” has the meaning given to that term in Section 6.1(hh).
“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by the Borrower, any other Obligor, or any of their respective Subsidiaries or any Unconsolidated Affiliate of the Borrower, any other Obligor, or any of their respective Subsidiaries and which is located in a State of the United States of America or the District of Columbia.

“Qualified Subsidiary” has the meaning given to that term in the definition of “Unencumbered Asset” in this Section 1.1.
“Rating” means, at any time, the Borrower’s corporate credit or issuer rating issued by Moody’s or S&P, then in effect (which may be a private rating).
“Rating Agencies” means, collectively, Moody’s and S&P.
“Recipient” means the Agent or any Lender, as applicable.
“Register” has the meaning given to that term in Section 12.5(d).
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or treaty or the adoption or making after such date of any interpretation, directive, guideline, or request applying to a class of banks, including such Lender, of or under any Applicable Law or treaty (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation, implementation or administration thereof or compliance by any Lender with any rule, regulation, guideline, request or directive regarding capital adequacy, capital or liquidity requirements. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) and (b) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, promulgated, implemented or issued.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“REIT Guarantor” means Columbia Property Trust, Inc., a Maryland corporation.
“Requisite Lenders” means the holders of more than 50% of the total Outstanding Term Exposures; provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Requisite Lenders” means Lenders (excluding and disregarding all Defaulting Lenders) having more than 50% of the total Outstanding Term Exposures (excluding and disregarding the Outstanding Term Exposures of all Defaulting Lenders).
“Responsible Officer” means (a) with respect to REIT Guarantor (acting as a signatory for Borrower), REIT Guarantor’s President, chief executive officer, chief financial officer, chief accounting officer or any other financial officer who is a vice president or more senior officer, (b) with respect to any other Obligor, such Obligor’s chief executive officer, chief financial officer, or any other financial officer who is a vice president or more senior officer, and (c) with respect to any Lender, any officer, partner, managing member or similar person apparently authorized to execute documents on behalf of such Lender. A Responsible Officer shall also include any other person or officer specifically authorized and designated as such by the applicable Person.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower, the REIT Guarantor, any other Obligor or any of their respective

Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any payment on account of any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower, the REIT Guarantor, any other Obligor or any of their respective Subsidiaries now or hereafter outstanding, except a conversion or exchange for other Equity Interests of identical class to the holders of that class; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower, the REIT Guarantor, any other Obligor or any of their respective Subsidiaries now or hereafter outstanding.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned at least 50% by, or controlled by, any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means, with respect to any country, territory or Person, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, in each case to the extent applicable to such country, territory or Person.
“Secured Debt” means with respect to the Borrower and the other Obligors or any of their respective Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a consolidated basis outstanding at such date and that is secured in any manner by any Lien (other than Indebtedness secured in any manner by any Lien on any partnership, membership or other equity interests unless such Indebtedness is also secured by a Lien on Property), and in the case of the Obligors, shall include (without duplication), such Obligor’s Equity Percentage of the Secured Debt of its Unconsolidated Affiliates.
“Secured Debt to Total Asset Value Ratio” means the ratio (expressed as a percentage) of Secured Debt to Total Asset Value. For purposes of calculating such ratio, (a) Secured Debt shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Maturing Indebtedness that is Secured Debt and (y) the sum of unrestricted cash and Cash Equivalents in excess of $25,000,000 minus any unrestricted cash and Cash Equivalents deducted from Unsecured Debt in the definition of “Unencumbered Asset Coverage Ratio”, and (b) Total Asset Value shall be adjusted by deducting therefrom the amount deducted from Secured Debt pursuant to clause (a).
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Shareholder Equity” means an amount equal to shareholders’ equity or net worth of the REIT Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.
“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets are each in excess of the fair valuation of its total liabilities (including all Contingent Liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. and its successors.
“Stabilized Property” means a completed Property that has achieved an Occupancy Rate of at least eighty percent (80%) for a period of not less than one (1) full calendar quarter.
“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Syndication Agents” means each of Regions Bank and U.S. Bank National Association.
“Tangible Net Worth” means, as of a given date, (a) the Shareholder Equity of the REIT Guarantor and its Subsidiaries determined on a consolidated basis plus (b) accumulated depreciation and amortization expense minus (c) the following (to the extent reflected in determining Shareholder Equity of the REIT Guarantor and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write‑up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP (except for allocations of property purchase prices pursuant to ASC 805), all determined on a consolidated basis.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means, as to each Term Lender, (a) such Term Lender’s obligation to make Term Loans pursuant to Section 2.2 on the Effective Date in an amount equal to the amount set forth for such Term Lender on Schedule I hereto as such Term Lender’s “Term Commitment Amount”, as the same may be increased pursuant to Section 2.14, and/or (b) any Incremental Commitment. The aggregate Term Commitments of the Term Lenders on the Effective Date is $150,000,000.
“Term Commitment Percentage” means, as to each Term Lender, (a) prior to the making of the Term Loan on the Effective Date, the ratio, expressed as a percentage, of (i) the amount of such Lender’s Term Commitment to (ii) the aggregate amount of the Term Commitments of all Term Lenders hereunder and (b) after the making of the Term Loan on the Effective Date, the ratio expressed as a percentage, of (i)

the unpaid principal amount of such Term Lender’s Term Loan to (ii) the aggregate unpaid principal amount of all Term Loans.
“Term Facility” means the Term Commitments and the Term Loans.
“Term Lender” means a Lender with a Term Commitment and/or Outstanding Term Exposure.
“Term Loan” means a loan made by a Term Lender to the Borrower pursuant to Section 2.2(a), and includes any New Term Loan made pursuant to Section 2.14.
“Term Note” has the meaning given to that term in Section 2.10(a).
“Term Maturity Date” means July 29, 2022.
“Termination Date” means the Term Maturity Date.
“Titled Agent” means any entity given the title of “Joint Lead Arranger and Joint Bookrunner”, “Syndication Agent” or “Documentation Agent” with respect to this Agreement (including any such entities acting singly or jointly in any such capacity with others), together with their respective successors and permitted assigns.
“Total Asset Value” means as of any date of determination the sum (without duplication) of all of the following of the Borrower, the REIT Guarantor and their Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents, plus (b) with respect to each Property (other than Development Properties, the Market Square Property and Properties with a negative Net Operating Income) owned for four (4) consecutive fiscal quarters by the Borrower, the REIT Guarantor or any of their respective Subsidiaries, the quotient of (i) Net Operating Income less Capital Reserves attributable to such Property (without regard to its occupancy) for the prior fiscal quarter of the Borrower most recently ended times four (4), divided by (ii) the applicable Capitalization Rate, plus (c) with respect to each Property acquired during the most recent four (4) fiscal quarters of the Borrower, the greater of (i) the quotient of (A) Net Operating Income less Capital Reserves attributable to such Property (without regard to its occupancy) for the prior fiscal quarter of the Borrower most recently ended times four (4), divided by (B) the applicable Capitalization Rate, and (ii) the undepreciated GAAP book value (after taking into account any impairments) of such Property, plus (d) with respect to the Market Square Property, the greater of (1) the quotient of (A) Net Operating Income less Capital Reserves attributable to the Market Square Property (without regard to its occupancy) for the prior fiscal quarter of the Borrower most recently ended times four (4), divided by (B) the Capitalization Rate for CBD or Urban Infill Properties, and (2) the undepreciated GAAP book value (after taking into account any impairments) of the Market Square Property, plus (e) the undepreciated GAAP book value (after taking into account any impairments) for Construction-In-Process for Development Properties, plus (f) the undepreciated GAAP book value (after taking into account any impairments) of Unimproved Land. The Borrower’s pro rata share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets. For purposes of determining Total Asset Value, Net Operating Income from Properties acquired or disposed of by the Borrower, any Subsidiary of the Borrower or any Unconsolidated Affiliate during the immediately preceding four (4) fiscal quarters of the Borrower shall be excluded from clause (b) above.
For purposes of determining Total Asset Value, Total Asset Value attributable to the following investments in excess of the limitations set forth below shall be excluded from Total Asset Value:
(a) Unimproved Land - five percent (5%) of Total Asset Value (calculated before any exclusions pursuant to this paragraph);
(b) Unconsolidated Affiliates - twenty percent (20%) of Total Asset Value (calculated before any exclusions pursuant to this paragraph);
(c) Construction-in-Process for Development Properties - fifteen percent (15%) of Total Asset Value (calculated before any exclusions pursuant to this paragraph);
(d) Properties that are not primarily either office or industrial Properties - ten percent (10%) of Total Asset Value (calculated before any exclusions pursuant to this paragraph);
(e) Properties not located in a State of the United States of America or the District of Columbia - five percent (5%) of Total Asset Value (calculated before any exclusions pursuant to this paragraph); and
(f) investments described in clauses (a) through (e) above in the aggregate - thirty percent (30%) of Total Asset Value (calculated before any exclusions pursuant to this paragraph, and it being agreed that any investments already excluded pursuant to clauses (a) through (e) above shall be excluded from this clause (f) before any additional investments are excluded from this clause (f)).
“Total Indebtedness” means all Indebtedness of the Borrower, the REIT Guarantor and all of their respective Subsidiaries determined on a consolidated basis and in the case of the Borrower, shall include (without duplication), the Borrower’s pro rata share of the Indebtedness of its Unconsolidated Affiliates.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.
“Unconsolidated Affiliate” means, in respect of any Person, any other Person (a) in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or (b) which is not a Subsidiary of such first Person.
“Unencumbered Adjusted NOI” means, for any period, (a) NOI from all Unencumbered Assets (without regard to the occupancy of an individual Unencumbered Asset, but subject to the terms of Section 9.14) for the immediately preceding calendar quarter less (b) Capital Reserves attributable to such Unencumbered Assets for such period.
“Unencumbered Asset” means a Property which satisfies all of the following requirements: (a) such Property is fully developed and operational principally as an industrial or office property unless such property is a Development Property; (b) the Property is owned, or leased under an Eligible Ground Lease or Approved Bond Transaction, entirely by the Borrower, a Guarantor and/or a Qualified Subsidiary; (c) neither such Property, nor any interest of the Borrower, any Guarantor or any Qualified Subsidiary therein, is subject to any Lien (other than those described in clauses (a), (c) and (d) of the definition of Permitted Liens) or a Negative Pledge (other than a Negative Pledge permitted under clause (vi) of Section 9.5(b)); (d) if such Property is owned or leased by a Guarantor or a Qualified Subsidiary (i) none of the Borrower’s or any other Subsidiary’s direct or indirect ownership interest in such Guarantor or Qualified Subsidiary is subject to any Lien (other than those described in clauses (a), (c) and (d) of the definition of Permitted Liens) or to a Negative Pledge; and (ii) the Borrower directly or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower, such Guarantor or such Qualified Subsidiary, as applicable; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property and except for casualties that are covered in whole or in substantial part by insurance; (f) if such Property constitutes a Development Property and construction of above-ground improvements has commenced, such construction has not been terminated, suspended, or otherwise interrupted for more than one hundred twenty (120) consecutive days (unless such delay is a result of force majeure); (g) such Property is located entirely in a State of the United States or the District of Columbia; and (h) if such Property is owned or leased by a Subsidiary of the Borrower that is not a Guarantor (a “Qualified Subsidiary”), the Borrower owns, directly or indirectly, at least 65% of the Equity Interests in such Qualified Subsidiary, controls all major decisions of such Qualified Subsidiary (including, without limitation, decisions to sell or encumber property) and otherwise possess the ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, of such Qualified Subsidiary, and such Qualified Subsidiary (1) has no Indebtedness (including guaranty obligations, but excluding Nonrecourse Indebtedness), (2) is not subject to any Bankruptcy Event, and (3) is not subject to any judgments in excess of $10,000,000 (excluding amounts for which insurance coverage has been confirmed by the applicable carrier) in the aggregate that continues for 30 days without being paid, stayed or dismissed.
“Unencumbered Asset Certificate” has the meaning given to that term in Section 8.3.
“Unencumbered Asset Coverage Ratio” means the ratio of (a) the Unencumbered Asset Value as of the date of determination to (b) the Unsecured Debt of the Obligors and their Subsidiaries as of such date of determination. For purposes of calculating such ratio, Unsecured Debt shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Unsecured Debt that is either Maturing Indebtedness or can be repaid without penalty or premium and (y) the sum of unrestricted cash and Cash Equivalents in excess of $25,000,000 minus any unrestricted cash and Cash Equivalents deducted from Secured Debt in the definition of “Secured Debt to Total Asset Value Ratio”.
“Unencumbered Asset Value” means as of any date of determination the sum (without duplication) of (a) the Unencumbered Adjusted NOI from Properties included in Unencumbered Assets (excluding NOI attributable to (x) Development Properties included within Unencumbered Assets, (y) Properties included in the calculation of book value of Unencumbered Assets in clauses (b) and (c) of this definition, and (z) Properties with a negative Unencumbered Adjusted NOI) for the prior fiscal quarter most recently ended times four (4) divided by the applicable Capitalization Rate, plus (b) with respect to each Unencumbered Asset acquired during the most recent four (4) fiscal quarters of the Borrower, the greater of (i) the quotient of (A) Unencumbered Adjusted NOI attributable to such Property for the prior fiscal quarter most recently ended times four (4), divided by (B) the applicable Capitalization Rate, and (ii) the undepreciated GAAP book value (after taking into account any impairments) of such Unencumbered Asset, plus (c) with respect to the Market Square Property (if an Unencumbered Asset), the greater of (1) the quotient of (A) Unencumbered Adjusted NOI attributable to the Market Square Property for the prior fiscal quarter most recently ended times four (4), divided by (B) the Capitalization Rate for CBD or Urban Infill Properties, and (2) the undepreciated GAAP book value (after taking into account any impairments) of the Market Square Property, plus (d) with respect to each Construction-In-Process for a Development Property included within Unencumbered Assets, until the earlier of (i) the date such Property is no longer a Development Property, or (ii) the second calendar quarter after such Property becomes a Stabilized Property, the greater of (i) the quotient of (A) Unencumbered Adjusted NOI attributable to such Property for the prior fiscal quarter most recently ended times four (4), divided by (B) the applicable Capitalization Rate, and (ii) the undepreciated GAAP book value (after taking into account any impairments) of such Property. To the extent that the aggregate Unencumbered Asset Value attributable to (A) Properties subject to an Eligible Ground Lease (other than Properties subject to an Approved Bond Transaction) exceeds ten percent (10%) of the

Unencumbered Asset Value, (B) Development Properties exceeds ten percent (10%) of the Unencumbered Asset Value, or (C) Properties subject to an Eligible Ground Lease (other than Properties subject to an Approved Bond Transaction), Development Properties and Properties owned or ground-leased by a Qualified Subsidiary that is not a Wholly-Owned Subsidiary, in the aggregate, exceeds twenty percent (20%) of the Unencumbered Asset Value, such excess shall be excluded.
“Unencumbered Interest Coverage Ratio” means the ratio of (a) the Unencumbered Adjusted NOI to (b) the Unsecured Interest Expense for the immediately preceding calendar quarter.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred and on which no development is scheduled to occur within the following twelve (12) months.
“Unsecured Debt” means (a) Indebtedness of the Obligors and their Subsidiaries on a consolidated basis outstanding at any time which is (a) not Secured Debt or (b) secured in any manner by any Lien on any partnership, membership or other equity interests unless also secured by a Lien on Property.
“Unsecured Interest Expense” means, for a given period, all Interest Expense of the Obligors and their Subsidiaries on a consolidated basis attributable to Unsecured Debt of the Obligors and their Subsidiaries for such period.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.12(g)(ii)(B)(iii).
“Wells Fargo” means Wells Fargo Bank, National Association, together with its successors and assigns.
“Wholly Owned Subsidiary” means any Subsidiary of the Borrower or the REIT Guarantor in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned by the Borrower or the REIT Guarantor.
“Withholding Agent” means (a) the Borrower, (b) any other Obligor and (c) the Agent, as applicable.
Section 1.2    General; References to Times.
REFERENCES IN THIS AGREEMENT TO "SECTIONS", ARTICLES", "EXHIBITS" AND "SCHEDULES" ARE TO SECTIONS, ARTICLES, EXHIBITS AND SCHEDULES HEREIN AND HERETO UNLESS OTHERWISE INDICATED. REFERENCES IN THIS AGREEMENT TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT (A) SHALL INCLUDE ALL EXHIBITS, SCHEDULES AND OTHER ATTACHMENTS THERETO, (B) SHALL INCLUDE ALL DOCUMENTS,

INSTRUMENTS OR AGREEMENTS ISSUED OR EXECUTED IN REPLACEMENT THEREOF, TO THE EXTENT PERMITTED HEREBY AND (C) SHALL MEAN SUCH DOCUMENT, INSTURMENT OR AGREEMENT, OR REPLACEMENT OR PREDECESSOR THERETO, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED AS OF THE DATE OF THIS AGREEMENT AND FROM TIME TO TIME THEREAFTER TO THE EXTENT NOT PROHIBITED HEREBY AND IN EFFECT AT ANY GIVEN TIME. WHEREVER FROM THE CONTEXT IT APPEARS APPROPRIATE, EACH TERM STATED IN EITHER THE SINGULAR OR PLURAL SHALL INCLUDE THE SINGULAR AND PLURAL, AND PRONOUNS STATED IN THE MASCULINE, FEMININE OR NEUTER GENDER SHALL INCLUDE THE MASCULINE, THE FEMININE AND THE NEUTER. TITLES AND CAPTIONS OF ARTICLES, SECTIONS, SUBSECTIONS AND CLAUSES IN THIS AGREEMENT ARE FOR CONVENIENCE ONLY, AND NEITHER LIMIT NOR AMPLIFY THE PROVISIONS OF THIS AGREEMENT. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO TIME ARE REFERENCES TO NEW YORK, NEW YORK TIME.
Section 1.3    Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith (and the Borrower and the Lenders agree to negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, so that such Indebtedness and other liabilities will be valued at the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount, and (ii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.
ARTICLE II. Credit Facility
Section 2.1    [Intentionally Omitted].
Section 2.2    Term Loans.
(a)Generally. Subject to the terms and conditions hereof, each Term Lender severally and not jointly agrees to make a Term Loan (other than New Term Loans, which are governed by Section 2.14) in Dollars to the Borrower on the Effective Date in a principal amount equal to the amount of such Lender’s Term Commitment. The Term Commitments (other than the Incremental Commitments, which are governed by Section 2.14) shall terminate upon the borrowing of the Term Loans. Once repaid, the principal amount of a Term Loan may not be reborrowed.

(b)Requesting Term Loans. The Borrower shall give the Agent notice pursuant to the Notice of Borrowing of the borrowing of the Term Loans no later than 11:00 a.m. Central time (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing, and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date for such borrowing. Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower.
(c)Disbursements of Term Loan Proceeds. No later than 1:00 p.m. Central time on the date specified in the Notice of Borrowing, each Term Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Term Loan to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower in the account specified by the Borrower in the Disbursement Instruction Agreement, in immediately available funds, no later than 3:00 p.m. Central time on the date and in the account specified by the Borrower in such Notice of Borrowing.
Section 2.3    [Intentionally Omitted].
Section 2.4    Rates and Payment of Interest on Loans.
(a)Rates. The Borrower promises to pay to the Agent for the account of each applicable Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(i)during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin for such Loan (utilizing the applicable “Base Rate - Applicable Margin” as identified in the definition of “Applicable Margin”); and
(ii)during such periods as such Loan is a LIBOR Loan, at LIBOR for the Interest Period in effect for such Loan plus the Applicable Margin for such Loan (using the applicable “LIBOR - Applicable Margin” as identified in the definition of “Applicable Margin”).
(iii)Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)Payment of Interest. Accrued interest on Base Rate Loans shall be payable quarterly in arrears on the first day of each calendar quarter. Accrued interest on LIBOR Loans shall be payable in arrears on the last day of each Interest Period and, in the case of a LIBOR Loan with an Interest Period longer than three (3) months, quarterly in arrears on the first day of each calendar quarter. In addition, upon any prepayment or Conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such prepayment or Conversion. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Interest on all Loans shall also be due on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the applicable Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.
Section 2.5    Number of Interest Periods.
There may be no more than ten (10) different Interest Periods for LIBOR Loans outstanding at the same time.
Section 2.6    Repayment of Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans, together with all other amounts then outstanding under this Agreement with respect to the Term Facility, on the Term Maturity Date.
Section 2.7    Prepayments.
(a)Optional. Subject to the following clause (b) and to Section 3.5 and Section 4.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Loan, not later than 10:00 a.m. Central time three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Loan, not later than 9:00 a.m. Central time on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Loan, the Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Loan shall be in accordance with Section 3.5. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.4 and the prepayment penalty set forth in the immediately following clause (b) to the extent required, and shall be applied in accordance with Section 3.2. Any Term Loans that are prepaid may not be reborrowed.
(b)Limitation on Voluntary Prepayments; Prepayment Premium. During the period from the Effective Date to and including June 30, 2017, the Borrower may not prepay the Loans pursuant to the immediately preceding clause (a). During the periods set forth below, the Borrower may only prepay the Loans, in whole or in part, at the prices (expressed as percentages of principal amount of the Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date of prepayment:

Period	Percentage
Effective Date to and including June 30, 2016	102.00%
July 1, 2016 to and including June 30, 2017	101.00%
All times after July 1, 2017	100.00%
The Borrower acknowledges and agrees that the amount payable by it under this clause (b) in connection with the prepayment of the Loans is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of the Loans.

Section 2.8    Continuation.
So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower’s giving to the Agent a Notice of Continuation not later than 11:00 a.m. Central time on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation, (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder and (d) the amount of such LIBOR Loan, or portion thereof, that the Borrower has elected to have subject to a Derivatives Contract that provides a hedge against interest rate risk and the Derivatives Contract(s) to which such amount is subject. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any such LIBOR Loan in accordance with this Section, or shall fail to give a timely Notice of Continuation with respect to a Base Rate Loan, or if a Default or Event of Default shall have occurred and be continuing, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into (or, with respect to a Base Rate Loan, continue as) a Base Rate Loan notwithstanding the first sentence of Section 2.9 or the Borrower’s failure to comply with any of the terms of such Section.
Section 2.9    Conversion.
So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into such Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. Central time on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third (3rd) Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan into which such Loan is to be Converted, (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan and (f) if such Conversion is into a LIBOR Loan, the amount of such LIBOR Loan, or portion thereof, that the Borrower has elected to have subject to a Derivatives Contract that provides a hedge against interest rate risk and the Derivatives Contract(s) to which such amount is subject. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.10    Notes.
(a)Term Note. The Term Loans made by each Term Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit I (each a “Term Note”), payable to the order of such Term Lender in a principal amount equal to the amount of its Term

Commitment as originally in effect and otherwise duly completed, unless a Term Lender requests to not receive a Term Note.
(b)Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error.
(c)Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.11    Funds Transfer Disbursements. The Borrower hereby authorizes the Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.
Section 2.12    [Intentionally Omitted].
Section 2.13    [Intentionally Omitted].
Section 2.14    Incremental Facilities.
On up to four (4) occasions at any time after the Effective Date, the Borrower may by written notice to the Agent elect to request the establishment of one or more new term loan commitments (the “Incremental Commitments”), up to an aggregate amount not to exceed $300,000,000 for all Incremental Commitments. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that such Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Agent. The Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders or other Persons that are Eligible Assignees willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $25,000,000, (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment; provided that the Lenders will first be afforded the opportunity to provide the Incremental Commitments on a pro rata basis, and if any Lender so approached fails to respond, such Lender shall be deemed to have declined to provide such Incremental Commitments, and (z) any Lender or other Person that is an Eligible Assignee (each, a “New Term Lender”) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Borrower and the Agent (such approval not to be unreasonably withheld or delayed).
The terms and provisions of any Incremental Commitment and any New Term Loans shall (a) provide that the maturity date of any New Term Loan that is a separate tranche shall be no earlier than the Term Maturity Date, not have a weighted average life that is shorter than the initial Term Loan and not have any scheduled amortization payments, (b) share ratably in any prepayments of the existing Term Facility, unless the Borrower and the New Term Lenders in respect of such New Term Loans elect lesser payments and (c) otherwise be identical to the existing Term Loans or reasonably acceptable to the Agent.

The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and the borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 8.1 or Section 8.2, the Borrower would have been in compliance with the financial covenants set forth in Section 9.1; (y) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) (on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; and (z) the Agent shall have received each of the following, in form and substance reasonably satisfactory to the Agent: (i) if not previously delivered to the Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrower to authorize such Incremental Commitments and (B) all corporate, partnership, member, or other necessary action taken by each Guarantor authorizing the Guaranty by such Guarantor of such Incremental Commitments; and (ii) a customary opinion of counsel to the Borrower and the Guarantors (which may be in substantially the same form as delivered on the Effective Date), and addressed to the Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the Borrower, payable to any new Lender, and replacement notes executed by the Borrower, payable to any existing Lenders.
On any Increased Amount Date on which any Incremental Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Lender shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its Incremental Commitment, and (ii) each New Term Lender shall become a Term Lender hereunder with respect to the Incremental Commitment and the New Term Loans made pursuant thereto.
The Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof the Incremental Commitments and the New Term Lenders, subject to the assignments contemplated by this Section.
The upfront fees payable to the New Term Lenders shall be determined by the Borrower and the applicable New Term Lenders.
The Incremental Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrower, the New Term Lenders and the Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as are consistent with this Section 2.14 and may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 2.14.
Section 2.15    Advances by Agent.
(a)Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender and such Lender shall be liable to Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Rate. Subject to the terms of this Agreement (including, without limitation, Section 12.15), the Borrower does not waive any claim that it may have against a Defaulting Lender.
(b)Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
ARTICLE III. Payments, Fees and Other General Provisions
Section 3.1    Payments.
Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Sections 3.2 and 3.3, the Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of Borrower with the Agent, other than accounts as to which the Agent has expressly waived offset rights in writing. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than one (1) Business Day after receipt. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.2(c), Section 2.15 or Section 11.7, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.
Section 3.2    Pro Rata Treatment.
(a)Except to the extent otherwise provided herein: (i) each borrowing from the Term Lenders under Section 2.2(a) shall be made from the Term Lenders, pro rata according to the amounts of their respective Term Commitments; (ii) each payment or prepayment of principal of Term Loans by the Borrower shall be made for the account of the Term Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them, provided that, with respect to any optional prepayment pursuant to Section 2.7, such prepayments shall be applied to the Base Rate Loans and/or groups of LIBOR Loans with the same Interest Period at the direction of the Borrower in its reasonable discretion; (iii) each payment of interest on Term Loans by the Borrower shall be made for the account of the Term Lenders pro rata in accordance with the amount of interest on such Term Loans then due and payable to the respective Term Lenders; and (iv) the making, Conversion and Continuation of Term Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the Term Lenders according to the amounts of their respective Term Commitments (in the case of making of Term Loans) or their respective Term Loans (in the case of Conversions and Continuations of Term Loans) and the then current Interest Period for each Term Lender’s portion of each Term Loan of such Type shall be coterminous.
(b)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.2(c), Section 2.15 or Section 11.7, then the Agent shall (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Agent in reasonable discretion.
Section 3.3    Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Obligor through the exercise of any right of set‑off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to some or all of the Lenders pro rata in accordance with Section 3.2 or Section 10.3, as applicable, such Lender shall promptly purchase from the other applicable Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the applicable Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 10.3; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. To such end, all the applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Commitments, Loans or other Obligations owed to such other Lenders may exercise all rights of set‑off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4    Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5    Minimum Amounts.
(a)Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof. Each borrowing and each Conversion of LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.
(b)Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the aggregate principal amount of Loans then outstanding).
Section 3.6    Fees.
(a)Closing Fees. On the Effective Date, the Borrower agrees to pay to the Agent and each Lender all loan, closing, upfront or other fees as have been agreed to in writing by the Borrower and the Agent.
(b)Administrative and Other Fees. The Borrower agrees to pay the reasonable administrative and other fees of the Agent and the Joint Lead Arrangers as agreed in the fee letters between or among any or all of such parties and as may be agreed to in writing from time to time.
Section 3.7    Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days (or a year of 365 or 366 days, as applicable, in the case of Base Rate Loans when the Base Rate is based on the Prime Rate or the Federal Funds Rate) and the actual number of days elapsed.
Section 3.8    Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9    Agreement Regarding Interest and Charges.
The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, up‑front fees, commitment fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. The Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by the Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of the Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.10    Statements of Account.
The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.
Section 3.11    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 12.6.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.3 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(d)    Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 12.5(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 12.5(b), shall pay to the Agent an assignment fee in the amount of $7,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent or any of the Lenders.
Section 3.12    Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. The Borrower and the other Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it or any Lender for the payment of, any Other Taxes.

(c)Indemnification by the Borrower. The Borrower and the other Obligors shall jointly and severally indemnify each Recipient, within 10 days after Borrower’s receipt of written notice of demand therefor together with a certificate specifying the amount of such payment or liability (which shall be conclusive absent manifest error) and the calculation thereof in reasonable detail, unless such calculation would require the Recipient to disclose confidential or proprietary information (with a copy to the Agent), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
(d)Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d). The provisions of this paragraph shall continue to inure to the benefit of the Agent following its resignation or removal as Agent.
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Obligor to a Governmental Authority pursuant to this Section 3.12, the Borrower or such other Obligor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.12(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed original of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed original of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender claiming that its extension of credit would generate U.S. effectively connected income, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed original of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Agent) of an executed original of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed original of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax

Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed original of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.12 (including by the payment of additional amounts pursuant to this Section 3.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party in connection with obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.12 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
ARTICLE IV. Yield Protection, Etc.
Section 4.1    Increased Costs.
(a)If any Regulatory Change shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in LIBOR);
(ii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Recipient or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender determines that any Regulatory Change regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 4.2    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Loan:
(a)the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or
(b)the Agent is advised by the Requisite Lenders that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such borrowing for such Interest Period;
then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Notice of Continuation or Notice of Conversion that requests the conversion of any borrowing to, or continuation of any borrowing as, a LIBOR Loan shall be ineffective and (ii) if any Notice of borrowing requests a LIBOR Loan, such Borrowing shall be made as a Base Rate Loan.
Section 4.3    Illegality.
Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6 shall be applicable).
Section 4.4    Compensation.
The Borrower shall pay to the Agent for the account of each Lender, within five (5) Business Days following the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:
(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or
(b)any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Each Lender may use any reasonable averaging and attribution methods generally applied by such Lender and may include, without limitation, administrative costs as a component of such loss, cost or expense. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 4.5    Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 4.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.12, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 4.1 or 3.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If (w) any Lender requests compensation under Section 4.1, or (x) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.12, or (y) any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 12.6, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Requisite Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.5), all its interests, rights (other than its existing rights to payments pursuant to Sections 4.1 or 3.12) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.1 or payments required to be made pursuant to Section 3.12, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 4.6    Treatment of Affected Loans.
If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1, Section 4.2 or Section 4.3, then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current

Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1 or Section 4.3 on such earlier date as such Lender or the Agent, as applicable, may specify to the Borrower (with a copy to the Agent, as applicable)) and, unless and until such Lender or the Agent, as applicable, gives notice as provided below that the circumstances specified in Section 4.1, Section 4.2 or Section 4.3 that gave rise to such Conversion no longer exist:
(a)to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and
(b)all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.
If such Lender or the Agent, as applicable, gives notice to the Borrower (with a copy to the Agent, as applicable) that the circumstances specified in Section 4.1 or Section 4.3 that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 4.7    Change of Lending Office.
Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12, 4.1 or 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 4.8    Assumptions Concerning Funding of LIBOR Loans.
Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.
ARTICLE V. Conditions Precedent
Section 5.1    Initial Conditions Precedent.
The effectiveness of this Agreement and obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder is subject to the following conditions precedent:
(a)The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i)Counterparts of this Agreement executed by each of the parties hereto;
(ii)Notes executed by the Borrower payable to each Lender (other than any Lender that has requested not to receive a Note) and complying with the applicable provisions of Section 2.10 (which Notes shall be promptly forwarded by the Agent to the applicable Lender);
(iii)The Guaranty executed by each Guarantor in existence as of the Effective Date;
(iv)A favorable opinion of counsel to the Obligors, addressed to the Agent and the Lenders, addressing such matters as Agent may reasonably require;
(v)The Governing Documents of the Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons certified as of a recent date by the Secretary of State of the State of formation of the applicable Person;
(vi)A good standing certificate with respect to the Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons issued as of a recent date by the appropriate Secretary of State (and any state department of taxation, as applicable) and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable), of each state in which such Person is organized, in which the Unencumbered Assets owned (or leased pursuant to an Eligible Ground Lease) by such Person are located, and wherever such Person is required to be so qualified and where the failure to be so qualified would have, in each instance, a Material Adverse Effect;
(vii)A certificate of incumbency signed by the general partner, secretary (or Person performing similar functions) of the Borrower, each Guarantor and their respective general partners, managing members (or Person performing similar functions) as to each of the partners, officers or other Persons authorized to execute and deliver the Loan Documents to which any of them is a party and the officers or other representatives of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;
(viii)Copies, certified by the general partner, secretary or other authorized Person of each of the Borrower, the Guarantors and their respective general partners, managing members (or Persons performing similar functions) of such Persons of all partnership, limited liability company, corporate (or comparable) action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which such Persons are a party;
(ix)The Fees then due and payable under Section 3.6, and any other Fees payable to the Agent and the Lenders on or prior to the Effective Date;
(x)A pro forma Compliance Certificate calculated as of March 31, 2015;
(xi)A certificate signed by a Responsible Officer of the Borrower certifying that each Property to be treated as an Unencumbered Asset on the Effective Date satisfies all of the requirements for an Unencumbered Asset set forth in the definition thereof;
(xii)The documentation and other information requested by any Lender that is required by regulatory authorities under the applicable “know your customer” rules and regulations and anti-money laundering rules and regulations including, without limitation, the Patriot Act;
(xiii)A Disbursement Instruction Agreement effective as of the Effective Date; and
(xiv)Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.
(b)In the good faith judgment of the Agent and the Lenders:
(i)There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since March 31, 2015 that has had or could reasonably be expected to result in a Material Adverse Effect;
(ii)No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill the respective obligations under the Loan Documents to which it is a party;
(iii)The Borrower, the other Obligors and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Obligor is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill their respective obligations under the Loan Documents to which it is a party; and
(iv)The Amendment and Restatement Transaction shall become effective prior to or substantially simultaneously herewith on terms and conditions reasonably satisfactory to the Agent in its discretion.
Section 5.2    Conditions Precedent to All Loans.
The obligations of the Lenders to make any Loans are subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder (provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects (taking into account such language)), and (c) in the case of the borrowing of Loans, the Agent shall have received a timely Notice of Borrowing. The making of any Loans shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all applicable conditions to the making of such Loan contained in Article V have been satisfied.
Section 5.3    Conditions as Covenants.
If the Lenders make any Loans prior to the satisfaction of all applicable conditions precedent set forth in Sections 5.1 and 5.2, the Borrower shall nevertheless cause such condition or conditions to be satisfied within five (5) Business Days after the date of the making of such Loans. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1 and 5.2 or such Lender has waived such conditions.
ARTICLE VI. Representations and Warranties
Section 6.1    Representations and Warranties.
In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Agent and each Lender as follows:
(a)Organization; Power; Qualification. Each of the Borrower, the other Obligors and their respective Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.
(b)Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1(b) is a complete and correct list or diagram of all Subsidiaries of the Borrower and the other Obligors setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Obligor which holds any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in such Schedule, as of the Agreement Date, all of the issued and outstanding capital stock of each Person shown to be held by it on such Schedule organized as a corporation is validly issued, fully paid and nonassessable. As of the Agreement Date, Part II of Schedule 6.1(b) correctly sets forth or diagrams all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.
(c)Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Obligor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Obligor is a party have been duly executed and delivered by the duly authorized officers or other representatives of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.
(d)Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Obligor is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Obligor; (ii) conflict with, result in a breach of or constitute a default under the Governing Documents of the Borrower or any other Obligor, or any indenture, agreement or other instrument to which the Borrower or any other Obligor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Obligor.
(e)Compliance with Law; Governmental Approvals, Agreements. The Borrower, each other Obligor, and each of their respective Subsidiaries is in compliance with its Governing Documents, each agreement, judgment, decree or order to which any of them is a party or by which any of them or their properties may be bound, each Governmental Approval applicable to it and in compliance with all other Applicable Law (including without limitation, Environmental Laws) relating to such Person except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or an Event of Default or have a Material Adverse Effect.
(f)Title to Properties; Liens; Title Insurance. As of the Agreement Date, Schedule 6.1(f) sets forth all of the real property owned or leased by the Borrower, each other Obligor and each of their respective Subsidiaries. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets, except with respect to the each Subsidiary of the Borrower and each Subsidiary of an Obligor whose failure to have such good, marketable and legal title to, or such valid leasehold interest in, its respective assets, has not had or could not reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. Each of the Borrower, the other Obligors and their respective Subsidiaries have title to their properties sufficient for the conduct of their business. As of the Agreement Date, there are no Liens or Negative Pledges against any Unencumbered Assets except for Permitted Liens. The Borrower or another Obligor is, with respect to all Unencumbered Assets and other real property reasonably necessary for the operation of its business, the named insured under a policy of title insurance issued by a title insurer operating in the jurisdiction where such real property is located. As to each such policy of title insurance (i) the coverage amount equals or exceeds the acquisition cost of the related real property and any improvements added thereto by such Person (ii) no claims are pending that, if adversely determined, have had or could reasonably be expected to have a Material Adverse Effect; and (iii) no title insurer has given notice to the insured Person that such policy of title insurance is no longer in effect. Neither the Borrower, any other Obligor nor any of their respective Subsidiaries has knowledge of any defect in title of any Property that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(g)Existing Indebtedness. Schedule 6.1(g) is, as of June 30, 2015, a complete and correct listing of all Indebtedness of the Borrower, the other Obligors and their respective Subsidiaries, including without limitation, Contingent Liabilities (to the extent included in the definition of Indebtedness) of the Borrower and the other Obligors and their respective Subsidiaries, and indicating whether such Indebtedness is Secured Debt or Unsecured Debt. During the period from such date to the Agreement Date, neither the Borrower, any other Obligor nor any of their respective Subsidiaries incurred any material Indebtedness except as set forth in such Schedule. As of the Agreement Date, the Borrower, the other Obligors, and their respective Subsidiaries have performed and are in compliance with all of the material terms of all Indebtedness of such Persons and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.
(h)Material Contracts. Each of the Borrower, the other Obligors and their respective Subsidiaries that is a party to any Material Contract is in compliance with all of the material terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.
(i)Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective property in any court, or before any tribunal, administrative agency, board, arbitrator or mediator of any kind or before or by any other Governmental Authority which has had or could reasonably be expected to have a Material Adverse Effect or which question the validity or enforceability of any of the Loan Documents. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect. There are no judgments outstanding against or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties individually or in the aggregate involving amounts in excess of $10,000,000.
(j)Taxes. All federal, state and other tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, each other Obligor, any of their respective Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries is under audit. All charges, accruals and reserves on the books of the Borrower, any other Obligor and each of their respective Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.
(k)Financial Statements. The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the REIT Guarantor and its consolidated Subsidiaries for the fiscal year ending December 31, 2014 and the related audited consolidated statements of income, shareholders’ equity and cash flow for the fiscal year ending on such date with the opinion thereof of Deloitte & Touche, LLP. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the REIT Guarantor and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods. Neither the Borrower, the REIT Guarantor, nor any Subsidiary of the Borrower or the REIT Guarantor has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, or unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements or except as set forth on Schedule 6.1(k).

(l)No Material Adverse Change. Since December 31, 2014, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower, the Obligors or their respective Subsidiaries. Each of the (i) Borrower, (ii) the other Obligors and (iii) the Borrower and its Subsidiaries, taken as a whole, are Solvent.
(m)ERISA. Each member of the ERISA Group is in compliance with its obligations, if any, under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
(n)No Plan Assets; No Prohibited Transaction. None of the assets of the Borrower, any other Obligor or their respective Subsidiaries constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.
(o)Absence of Defaults. None of the Borrower, any other Obligor or any of their respective Subsidiaries is in default under its Governing Documents, and no event has occurred, which has not been remedied, cured or irrevocably waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by Borrower, any other Obligor or any of their respective Subsidiaries under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower, any other Obligor or any of their respective Subsidiaries is a party or by which the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, involve (x) Indebtedness or other obligations or liabilities (other than Nonrecourse Indebtedness) in excess of $10,000,000 or (y) any Nonrecourse Indebtedness in excess of $20,000,000.
(p)Environmental Matters.
(i)The Borrower, each other Obligor and each of their respective Subsidiaries is in compliance with the requirements of all applicable Environmental Laws except for the matters set forth on Schedule 6.1(p) and such other non‑compliance which, in any event, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.
(ii)No Hazardous Materials have been (i) generated or manufactured on, transported to or from, treated at, stored at or discharged from any Property in violation of any Environmental Laws; (ii) discharged into subsurface waters under any Property in violation of any Environmental Laws; or (iii) discharged from any Property on or into property or waters (including subsurface waters) adjacent to any Property in violation of any

Environmental Laws, except for the matters set forth on Schedule 6.1(p) and other violations which violations, in any event, in the case of any of (i), (ii) or (iii), either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(iii)Except for the matters set forth on Schedule 6.1(p) and any of the following matters or liabilities that, in any event, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, neither the Borrower, any other Obligor nor any of their respective Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non‑compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with (x) any non‑compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or a release or threatened release of any Hazardous Materials into the environment for which the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable, or (iv) has received notice that the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable to any Person under any Environmental Law.
(iv)To the best of the Borrower’s knowledge after due inquiry, no Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, or if any such Property is located in such a special flood hazard area, then the Borrower has obtained all insurance that is required to be maintained by law or which is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower operates except where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.
(q)Investment Company. None of the Borrower, any other Obligor or any of their respective Subsidiaries, is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(r)Margin Stock. None of the Borrower, any other Obligor or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” or a “margin security” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(s)Affiliate Transactions. Except as permitted by Section 9.10, none of the Borrower, any other Obligor or any of their respective Subsidiaries is a party to or bound by any agreement or arrangement

(whether oral or written) to which any Affiliate (but not any Subsidiary of Borrower) of any Borrower, any other Obligor or any of their respective Subsidiaries is a party.
(t)Intellectual Property. Except as has not had and could not be reasonably expected to have a Material Adverse Effect, (i) the Borrower, each other Obligor and each of their respective Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person; (ii) the Borrower, each other Obligor and each of their respective Subsidiaries has taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property; (iii) no claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Obligor or any of their respective Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property; and (iv) the use of such Intellectual Property by the Borrower, the other Obligors and each of their respective Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, the other Obligors or any of their respective Subsidiaries.
(u)Business. The Borrower, the other Obligors and each of their respective Subsidiaries are engaged substantially in the business of the acquisition, disposition, financing, ownership, development rehabilitation, leasing, operation and management of office and industrial buildings and other business activities incidental thereto.
(v)Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Obligor for any other services rendered to the Borrower, any of the Subsidiaries of the Borrower or any other Obligor or any other Obligor ancillary to the transactions contemplated hereby.
(w)Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any other Obligor or any of their respective Subsidiaries or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. The written information, reports and other papers and data with respect to the Borrower, any other Obligor or any of their respective Subsidiaries or the Unencumbered Assets (other than projections and other forward-looking statements) furnished to the Agent or the Lenders in connection with or relating in any way to this Agreement was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by, or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact or circumstance is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date.
(x)REIT Status. The REIT Guarantor qualifies, and has since the year ending December 31, 2003 qualified, as a REIT, has elected to be treated as a REIT, and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the REIT Guarantor to maintain its status as a REIT.
(y)Unencumbered Assets. As of the Agreement Date, Schedule 6.1(y) is a correct and complete list of all Unencumbered Assets. Each of the Unencumbered Assets included by the Borrower in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in this Agreement for the same to be included therein.
(z)Insurance. The Borrower, the other Obligors and their respective Subsidiaries have insurance covering the Borrower, the other Obligors and their respective Subsidiaries and their respective Properties in such amounts and against such risks and casualties as are customary for Persons or Properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy. As of the Agreement Date, none of the Borrower, any other Obligor or any of their respective Subsidiaries has received notice that any such insurance has been cancelled, not renewed, or impaired in any way.
(aa)Ownership of Borrower. The REIT Guarantor is the sole general partner of the Borrower and owns free of any Lien or other claim not less than a fifty-five percent (55%) Equity Interest in the Borrower as the general partner thereof.
(bb)    No Bankruptcy Filing. None of the Borrower, any Obligor or any of their respective Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person threatening the filing of any such petition against any of the Borrower, any Obligor or any of their respective Subsidiaries.
(cc)    No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any other Obligor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.
(dd)    Transaction in Best Interests of Borrower and Obligors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and the other Obligors and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents constitute materially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Obligations, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and the other Obligors to have available financing to conduct and expand their business. The Borrower and the other Obligors constitute a single integrated financial enterprise and each receives a benefit from the availability of credit under this Agreement to the Borrower.

(ee)    Property. All of the Borrower’s, the other Obligors’ and their respective Subsidiaries’ properties are in good repair and condition, subject to ordinary wear and tear, other than (x) with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section, and (y) where the failure of the properties of any Subsidiary of the Borrower or any Subsidiary of an Obligor to be in good repair and condition has not had or could not be reasonably expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. The Borrower has completed or caused to be completed an appropriate investigation of the environmental condition of each Property as of the later of the date of the Borrower’s, the Obligors’ or the applicable Subsidiary’s purchase thereof or the date upon which such property was last security for Indebtedness of such Persons, including preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and remediation actions satisfactory to Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the other Obligors or their respective Subsidiaries which are delinquent. Except as set forth in Schedule 6.1(ee) hereto, there are no pending eminent domain proceedings against any property of the Borrower, the other Obligors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which, in all such events, individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. None of the property of the Borrower, the other Obligors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate has had or could reasonably be expected to have any Material Adverse Effect.
(ff)    No Event of Default. No Default or Event of Default has occurred and is continuing.
(gg)    Subordination. None of the Borrower or any other Obligor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any of such Persons.
(hh)    Corruption Laws and Sanctions. The Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective Affiliates, officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective Affiliates, directors, officers, employees or any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit or the use of proceeds of any Loan or Letter of Credit will violate any Anti-Corruption Law or applicable Sanctions.
Section 6.2    Survival of Representations and Warranties, Etc.
All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
ARTICLE VII. Affirmative Covenants
For so long as this Agreement and the Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6, the Borrower shall comply with the following covenants:
Section 7.1    Preservation of Existence and Similar Matters.
Except as otherwise permitted under Section 9.7, the Borrower shall preserve and maintain, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to preserve and maintain, their respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which it is organized, in each jurisdiction in which any Unencumbered Asset owned (or leased pursuant to an Eligible Ground Lease or Approved Bond Transaction) by it is located, and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Agent in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.
Section 7.2    Compliance with Applicable Law and Contracts.
The Borrower shall comply, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, (b) their respective Governing Documents, and (c) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which any of its properties may be bound, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect.
Section 7.3    Maintenance of Property.
In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor to, (a) protect and preserve all of its properties or cause to be protected and preserved, and maintain or cause to be maintained in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b)  make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. With respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, in addition to the requirements of any of the other Loan Documents, the Borrower shall cause each such Subsidiary to comply with clauses (a) and (b) above to the extent that the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor.
Section 7.4    Conduct of Business.
The Borrower shall at all times carry on, and cause the other Obligors and the Subsidiaries of the Borrower and the other Obligors to carry on, their respective businesses as now conducted and in accordance with Section 6.1(u).

Section 7.5    Insurance.
In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, maintain or cause to be maintained commercially reasonable insurance with financially sound and reputable insurance companies covering such Persons and their respective properties in such amounts and against such risks and casualties as are customary for Persons or properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy, and from time to time deliver to the Agent or any Lender upon its request a detailed list stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, together with copies of all policies or certificates of the insurance then in effect.
Section 7.6    Payment of Taxes and Claims.
The Borrower shall, and shall cause each other Obligor to, pay and discharge or cause to be paid and discharged when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person, in accordance with GAAP; provided further that upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor, such Person either (A) will provide a bond or other security sufficient under applicable law to stay all such proceedings or (B) if no such bond is provided, will pay each such tax, assessment, governmental charge, levy or claim. With respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, the Borrower shall cause each such Subsidiary to pay, discharge or cause to be paid and discharged when due the items set forth in clauses (a) and (b) above subject to the provisos contained therein and where the failure to make such payments or cause such payments to be made could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor.
Section 7.7    Visits and Inspections.
The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, permit representatives or agents of any Lender or the Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall be continuing, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower, such Subsidiary or other Obligor (but subject to the rights of tenants under their leases) to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor with its accountants.

Section 7.8    Use of Proceeds.
The Borrower shall use the proceeds of all Loans for general business and working capital purposes only. The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Borrower will not request any Loan, and the Borrower shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would violate any Sanctions applicable to the Borrower or its Subsidiaries.
Section 7.9    Environmental Matters.
The Borrower shall, and shall cause all other Obligors and each Subsidiary of the Borrower and each other Obligor to, comply or cause to be complied with, all Environmental Laws in all material respects; provided, however, that with respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. If the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor shall (a) receive written notice that any material violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, or any other Obligor or any of their respective Subsidiaries alleging material violations of any Environmental Law or requiring the Borrower, any other Obligor or any of their respective Subsidiaries to take any action in connection with the release of Hazardous Materials, or (c) receive any written notice from a Governmental Authority or private party alleging that the Borrower, any other Obligor or any of their respective Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby individually or in the aggregate in excess of $10,000,000, the Borrower shall provide the Agent and each Lender with a copy of such notice within thirty (30) days after the receipt thereof by such Person. The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, take or cause to be taken promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws; provided, however, that if any such Lien arises due to the acts or omissions of third parties and such Lien (x) together with all other such Liens then in existence, could not reasonably be expected to have a Material Adverse Effect, (y) does not relate to any Unencumbered Asset, or (z) has not resulted in foreclosure proceedings with respect to the property in question, the Borrower may pursue claims against such third parties prior to removing such Lien.
Section 7.10    Books and Records.
The Borrower shall, and shall cause each of the other Obligors and each Subsidiary of the Borrower or any other Obligor to, maintain true and accurate books and records pertaining to their respective business operations in which full, true and correct entries will be made in accordance with GAAP. The Borrower shall, and shall cause each of the Obligors and their respective Subsidiaries to, maintain its current accounting procedures unless approved by the Agent.

Section 7.11    Further Assurances.
The Borrower shall, at the Borrower’s cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 7.12    Guarantors.
(a)Subsidiary Guarantors.    If any Subsidiary of the Borrower that is not a Guarantor becomes the owner or ground-lessee of a Property that satisfies the requirements to be an Unencumbered Asset except for the requirements for a Qualified Subsidiary set forth in clause (h) of the definition of “Unencumbered Asset” in Section 1.1, then the Borrower may cause such Subsidiary to become a Guarantor by delivering to the Agent each of the following items so that such Property may qualify as an Unencumbered Asset, each in form and substance satisfactory to the Agent: (i) a Joinder Agreement executed by such Subsidiary and (ii) the items that would have been delivered under Sections 5.1(a)(iv) through (viii) and (xii) if such Subsidiary had been a Guarantor on the Effective Date. Additionally, in the event that any Subsidiary of the Borrower or the REIT Guarantor, whether presently existing or hereafter formed or acquired, which is not a Guarantor at such time, shall after the date hereof become a guarantor under any existing or future Unsecured Debt of the Borrower or any other Obligor in excess of $35,000,000, then the Borrower shall cause such Subsidiary to execute and deliver the items described in this Section 7.12(a).
(b)Release of a Guarantor.    The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, the applicable Guarantor from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under this Section 7.12; (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release; (iii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release; and (iv) such Guarantor does not guaranty any existing Unsecured Debt of the Borrower or any other Obligor in excess of $35,000,000. Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to the REIT Guarantor, which may only be released upon the prior written consent of Agent and all of the Lenders. Concurrently with any request by the Borrower to release any Guarantor from its Guaranty, the Borrower shall deliver to the Agent a pro forma Compliance Certificate giving effect to the release of the Guarantor from the Guaranty and, if applicable, the removal of the assets of such Guarantor from the calculation of Unencumbered Asset Value, which Compliance Certificate shall show continued compliance with each of the covenants contained in Section 9.1.
Section 7.13    REIT Status.
The Borrower shall cause REIT Guarantor to at all times maintain its status as, and elect to receive status as, a REIT.
Section 7.14    Distribution of Income to the Borrower.
The Borrower shall cause all of its Wholly-Owned Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service, operating expenses and other obligations for such quarter and (b) payment, or the establishment of reasonable reserves for the payment, of operating expenses and other obligations not paid on at least a quarterly basis and capital improvements and repairs (including tenant improvements) to be made to such Subsidiary’s assets and properties pursuant to leases, Secured Debt or required by law or otherwise approved by such Subsidiary in the ordinary course of business consistent with prudent business practices, (c) funding of reserves required by the terms of any Secured Debt encumbering property of the Subsidiary, including, without limitation, any lockbox, “cash-trap” or similar restriction on distribution of cash flow from such Subsidiary’s assets and properties; (d) payment or establishment of reserves for payment to minority equity interest holders of amounts required to be paid in respect of such equity interest; (e) payment of closing costs relating to the acquisition, financing, refinancing or disposition of such Subsidiary’s assets and properties; and (f) payments in reduction or extinguishment of Secured Debt of such Subsidiary, including, without limitation, balances due at maturity, or upon the refinancing, of such Secured Debt or upon the sale of such Subsidiary; unless such distribution is prohibited by the terms of any Secured Debt so long as such prohibition applies only to the Subsidiary obligated on such Secured Debt.
Section 7.15    Reporting Company.
The Borrower shall cause the REIT Guarantor to maintain its status as a reporting company pursuant to the Securities Exchange Act of 1934.
Section 7.16    Maintenance of Rating.
The Borrower shall maintain Ratings from each of S&P and Moody’s; provided that if the Rating obtained from such Rating Agency is a private letter rating that is not monitored and automatically updated by such Rating Agency, then the Borrower shall obtain an annual update of such Rating on or before each anniversary of the Effective Date.
ARTICLE VIII. Information
For so long as this Agreement and the Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:
Section 8.1    Quarterly Financial Statements.
As soon as available and in any event not later than the first to occur of (a) the date that is five (5) days following the filing of the REIT Guarantor’s 10‑Q Report with the Securities and Exchange Commission and (b) the date that is fifty (50) days after the close of each of the first, second and third calendar quarters of the REIT Guarantor, the unaudited consolidated balance sheet of the REIT Guarantor and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the REIT Guarantor and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous calendar year, all of which shall be certified by a Responsible Officer of the REIT Guarantor, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of the REIT Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Together with such financial statements, the Borrower and the REIT Guarantor shall deliver reports, in form and detail satisfactory to the Agent, setting forth (i) all capital expenditures made during the calendar quarter then ended; (ii) a description of all Properties acquired during such calendar quarter, including the Net Operating Income of each such Property, acquisition costs and related mortgage debt; (iii) a description of all Properties sold during the calendar quarter then ended, including the Net Operating Income from such Properties and the sales price; (iv) a statement of the Net Operating Income contribution by each Property for the preceding calendar quarter; and (v) a listing of summary information for all Unencumbered Assets including, without limitation, the Net Operating Income of each Property (not addressed in clause (ii) or (iii) above), square footage, property type, date acquired or built with respect to each Property included as an Unencumbered Asset in form and substance reasonably satisfactory to the Agent. At the time the financial statements are required to be furnished at the close of the second calendar quarter of the REIT Guarantor, the Borrower shall furnish to the Agent pro forma quarterly financial information for the REIT Guarantor and its Subsidiaries for the next two (2) calendar quarters, including pro forma covenant calculations.
Section 8.2    Year-End Statements.
As soon as available and in any event not later than the first to occur of (a) the date that is five (5) days following the filing of the REIT Guarantor’s 10-K Report with the Securities and Exchange Commission and (b) the date that is ninety (90) days after the end of each respective calendar year of the REIT Guarantor and its Subsidiaries, the audited consolidated balance sheet of the REIT Guarantor and its Subsidiaries as at the end of such calendar year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the REIT Guarantor and its Subsidiaries for such calendar year, setting forth in comparative form the figures as at the end of and for the previous calendar year, all of which shall be certified by (i) a Responsible Officer of the REIT Guarantor, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of REIT Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period, and (ii) independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Agent and who shall have authorized the REIT Guarantor to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. Together with such financial statements, the REIT Guarantor shall deliver a written statement from such accountants to the effect that they have read a copy of this Agreement and the Guaranty, and that in making the examination necessary to such certification, they have obtained no knowledge of any Default of Event of Default, or if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to Agent or the Lenders should they fail to obtain knowledge of any Default or Event of Default. In addition, the REIT Guarantor shall deliver with such year-end statements the reports described in Section 8.1(i)-(iv) together with pro forma quarterly financial information for the REIT Guarantor and its Subsidiaries for the next four (4) calendar quarters, including pro forma covenant calculations, EBITDA, sources and uses of funds, capital expenditures, Net Operating Income for the Properties, and other income and expenses.
Section 8.3    Compliance Certificate.
At the time financial statements are required to be furnished pursuant to Sections 8.1 and 8.2 and within ten (10) Business Days of the Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed by a Responsible Officer of the REIT Guarantor: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, calendar year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower and the REIT Guarantor are in compliance with the covenants contained in Section 9.1; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower and/or the REIT Guarantor with respect to such event, condition or failure. With each Compliance

Certificate, Borrower shall also deliver a certificate (an “Unencumbered Asset Certificate”) executed by a Responsible Officer of the REIT Guarantor that: (i) sets forth a list of all Unencumbered Assets together with a calculation of the Unencumbered Asset Value; and (ii) certifies that (A) all Unencumbered Assets so listed fully qualify as such under the applicable criteria for inclusion as Unencumbered Assets, and (B) all acquisitions, dispositions or other removals of Unencumbered Assets completed during such quarterly accounting period, calendar year, or other fiscal period were permitted under this Agreement, and (C) the acquisition cost or principal balance of any Unencumbered Assets, as applicable, acquired during such period and any other information that Agent may reasonably require to determine the Unencumbered Asset Value of such Unencumbered Asset, and the Unencumbered Asset Value of any Unencumbered Assets removed during such period. In addition, with each such Compliance Certificate, the Borrower shall deliver the following information: (x) a development schedule of the announced development pipeline, including for each announced development project, the project name and location, the square footage to be developed, the expected construction start date, the expected date of delivery, the expected stabilization date and the total anticipated cost; and (y) a copy of all management reports, if any, submitted to the Borrower or the REIT Guarantor or its management by its independent public accountants.
Section 8.4    Other Information.
(a)Securities Filings. Within five (5) Business Days of the filing thereof, written notice and a listing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any other Obligor or any of their respective Subsidiaries shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;
(b)Shareholder Information. Promptly upon the mailing thereof to the shareholders of the REIT Guarantor, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any other Obligor or any of their respective Subsidiaries, in each case to the extent not otherwise publicly available;
(c)ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Responsible Officer of the REIT Guarantor setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;
(d)Litigation. To the extent the Borrower, any other Obligor or any of their respective Subsidiaries is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $5,000,000, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower, any other Obligor, or any of their respective Subsidiaries are being audited;
(e)Modification of Governing Documents. A copy of any amendment to a Governing Document of the Borrower or any other Obligor promptly upon, and in any event within fifteen (15) Business Days of, the effectiveness thereof;
(f)Change of Management or Financial Condition. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;
(g)Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) any Default or Event of Default (which notice shall state that it is a “notice of default” for the purposes of Section 11.3 below) or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any other Obligor, or any of their respective Subsidiaries under any (x) Indebtedness (other than Nonrecourse Indebtedness) of such Person individually or in the aggregate in excess of $10,000,000 or (y) Nonrecourse Indebtedness of such Person individually or in the aggregate in excess of $20,000,000, or (z) Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;
(h)Judgments. Prompt notice of any order, judgment or decree in excess of $10,000,000 (or, with respect to any Nonrecourse Indebtedness, $20,000,000) having been entered against the Borrower, any other Obligor, or any of their respective Subsidiaries or any of their respective properties or assets;
(i)Notice of Violations of Law. Prompt notice if the Borrower, any other Obligor, or any of their respective Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;
(j)Material Assets Sales. Prompt notice of the sale, transfer or other disposition of any material assets of the Borrower, any other Obligor, or any of their respective Subsidiaries to any Person other than the Borrower, any other Obligor, or any of their respective Subsidiaries;
(k)Material Contracts. Promptly upon (i) entering into any Material Contract after the Agreement Date, a copy to the Agent of such Material Contract, together with a copy of all related or ancillary documentation and (ii) the giving or receipt thereof by the Borrower, any other Obligor, or any of their respective Subsidiaries notice alleging that any party to any Material Contract is in default of its obligations thereunder; and
(l)Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects or updated projections of the Borrower, or any other Obligor or any of their respective Subsidiaries as the Agent or any Lender may reasonably request.

Section 8.5    Additions and Substitutions to and Removals From Unencumbered Assets.
Following the Effective Date, the Borrower may include one or more new Properties as an Unencumbered Asset or voluntarily exclude any Property or Properties as an Unencumbered Asset (including as a result of any financing sale, transfer or other disposition of any Unencumbered Asset), in each case, so long as the Borrower will be in compliance with each of the covenants contained in Section 9.1 on a pro-forma basis based upon the most recent financial statements available under either Section 8.1 or 8.2 after giving effect to such addition or removal of Properties as Unencumbered Assets.
ARTICLE IX. Negative Covenants
For so long as this Agreement and the Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the REIT Guarantor or the Borrower, as applicable, shall comply with the following covenants:
Section 9.1    Financial Covenants.
The Borrower shall not permit, on a consolidated basis in accordance with GAAP, tested as at the end of each fiscal quarter:
(a)the Secured Debt to Total Asset Value Ratio to exceed forty percent (40%);
(b)the Fixed Charge Coverage Ratio to be less than 1.50:1.00;
(c)the Debt to Total Asset Value Ratio to exceed sixty percent (60%); provided, however, that if such ratio is greater than 60% but is not greater than 65%, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Borrower shall be deemed to be in compliance with this Section 9.1(c) so long as (1) the Borrower’s failure to comply with the foregoing covenant is in connection with the Borrower’s (or any Subsidiary’s) acquisition of a portfolio of Properties with a purchase price of at least 10% of Total Asset Value, (2) such acquisition is otherwise permitted hereunder, (3) such ratio does not exceed 60% for a period of more than four consecutive fiscal quarters and (4) such ratio has not exceeded 60% at any other time during the current fiscal year of the Borrower;
(d)the Unencumbered Interest Coverage Ratio to be less than 1.75:1.0;
(e)the Unencumbered Asset Coverage Ratio to be less than 1.66:1.0;
(f)Tangible Net Worth to be less than the sum of (i) $2,950,000,000 and (ii) seventy percent (70%) of the Gross Cash Proceeds of all Equity Issuances by REIT Guarantor or Borrower consummated after March 31, 2015 (other than Gross Cash Proceeds received contemporaneously with or within ninety (90) days after the redemption, retirement or repurchase of Equity Interests in Borrower or REIT Guarantor, subject to the restrictions on purchases or redemptions in Section 9.6, up to the amount paid by Borrower or REIT Guarantor in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that there shall not have been any increase in Shareholder Equity as a result of any such proceeds).
Section 9.2    Indebtedness.
The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create, incur, assume, or permit or suffer to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness other than the following:
(a)the Obligations;
(b)intercompany Indebtedness among the Borrower and its Wholly Owned Subsidiaries; provided, however, that the obligations of the Borrower and each Guarantor and Qualified Subsidiary that owns or leases an Unencumbered Asset in respect of such intercompany Indebtedness shall be subordinate to the Obligations;
(c)any other Indebtedness existing, created, incurred or assumed so long as immediately prior to the existence, creation, incurring or assumption thereof (other than with respect to any Indebtedness incurred for purposes of prepayment of other Indebtedness as permitted by the proviso in Section 9.12), and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.
Section 9.3    [Reserved].
Section 9.4    [Reserved].
Section 9.5    Liens; Negative Pledges; Other Matters.
(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1; provided, however, that nothing contained in this Section 9.5 shall prohibit the refinancing of Secured Debt of the Borrower, any other Obligor or any of their respective Subsidiaries in the event an Event of Default is then in existence so long as such refinancing (i) is otherwise permitted under this Agreement and (ii) will not create any additional, or exacerbate any existing, Default or Event of Default.
(b)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge (i) contained in any agreement (A) evidencing Indebtedness which the Borrower or such Subsidiary or Obligor may create, incur, assume, or permit or suffer to exist under Section 9.2, (B) which Indebtedness is secured by a Lien permitted to exist pursuant to this Agreement, and (C) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) contained in a Governing Document of a Non-Wholly Owned Subsidiary which requires consent to, or places limitations on, the imposition of Liens on such Subsidiary’s assets or properties; (iii) imposed by law or by this Agreement; (iv)  contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions are customary and apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) contained in leases which restrict the assignment thereof or (vi) contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents.

(c)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to the Loan Documents) of any kind on (i) the ability of the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor to: (A) pay dividends or make any other distribution on any of such Person’s capital stock or other equity interests owned by the Borrower, any other Obligor, or any of their respective Subsidiaries, (B) pay any Indebtedness owed to the Borrower, any other Obligor, or any of their respective Subsidiaries, (C) make loans or advances to the Borrower, any other Obligor, or any of their respective Subsidiaries, or (D) transfer any of its property or assets to the Borrower, any Obligor, or any of their respective Subsidiaries, other than any such restrictions described in this subpart (i) which are contained in (x) agreements evidencing Secured Debt and which relate solely to the assets pledged as collateral security for such Secured Debt or (y) any Governing Document of a Non-Wholly Owned Subsidiary and which relate solely to such Subsidiary (other than any such Subsidiary that owns, in whole or in part, any Unencumbered Asset), or (ii) the ability of the Borrower or any other Obligor to amend this Agreement or pledge the Unencumbered Assets as security for the Obligations.
Section 9.6    Restricted Payments.
If a Default or Event of Default shall have occurred and be continuing, then neither the Borrower nor the REIT Guarantor shall make any Restricted Payments to any Person whatsoever without the prior written consent of the Requisite Lenders other than cash distributions by the Borrower to its partners (and corresponding distributions by the REIT Guarantor to its shareholders) in a minimum amount required in order for the REIT Guarantor to maintain its status as a REIT, as set forth in a certification to Agent from a Responsible Officer of the REIT Guarantor.
Section 9.7    Merger, Consolidation, Sales of Assets and Other Arrangements.
(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to: (i) enter into any transaction of merger, consolidation, reorganization or other business combination; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or discontinue or eliminate any business line or segment; provided, however, that a Person may merge with the Borrower or any of its Subsidiaries, so long as (i) such Person was organized under the laws of the United States of America or one of its states; (ii) if such merger involves the Borrower, the Borrower is the survivor of such merger; (iii) if such merger involves a Subsidiary of the Borrower that is a Guarantor, subject to Section 9.7(b)(ii), such Subsidiary is the survivor of such merger; (iv) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; (v) the Borrower shall have given the Agent and the Lenders at least ten (10) Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary of the Borrower with and into the Borrower); (vi) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a so called “hostile takeover”; and (vii) following such merger, the Borrower and its Subsidiaries will continue to be engaged solely in the business of the ownership, development, management and investment in real estate.
(b)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, sell, dispose of or transfer any Property or other assets if a Default or an Event of Default has occurred and is continuing, or would occur as a result of such transaction.

Section 9.8    Fiscal Year.
Neither the Borrower nor the REIT Guarantor shall change its fiscal year from that in effect as of the Agreement Date without the Agent’s prior written consent.
Section 9.9    Modifications to Certain Agreements.
The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect without the Agent’s prior written consent.
Section 9.10    Transactions with Affiliates.
The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of the Borrower), except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
Section 9.11    ERISA Exemptions.
The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
Section 9.12    Restriction on Prepayment of Subordinated Indebtedness.
Without the prior written consent of the Agent, neither the Borrower, any other Obligor, nor any Subsidiary of the Borrower or any other Obligor shall prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness that is subordinate to the Obligations after the occurrence of any Event of Default; provided, however, that this Section 9.12 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of this Agreement.
Section 9.13    Modifications to Governing Documents.
The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to enter into any amendment or modification of any Governing Document of the Borrower, such Subsidiary, or such Obligor which would have a Material Adverse Effect without the Agent’s prior written consent.
ARTICLE X. Default
Section 10.1    Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)Default in Payment of Principal. The Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.
(b)Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Obligor shall fail to pay when due any payment Obligation owing by such other Obligor under any Loan Document to which it is a party, and such failure shall continue for a period of three (3) Business Days from the date such payment was due.
(c)Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.1 (with respect to the existence of the REIT Guarantor and the Borrower), 7.8, 7.12, 7.13 or 8.3 or in Article IX, or (ii) the Borrower or any other Obligor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure under this Section 10.1(c)(ii) shall continue for a period of thirty (30) days after the date upon which the Borrower has received written notice of such failure from the Agent.
(d)Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Obligor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Obligor to the Agent or any Lender, shall at any time prove to have been incorrect or misleading (and without regard to any qualifications limiting such representations to knowledge or belief), in light of the circumstances in which made or deemed made, in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) when furnished or made or deemed made.
(e)Indebtedness Cross-Default.
(i)The Borrower, any other Obligor, or any of their respective Subsidiaries shall fail to pay when due and payable, the principal of, or interest on, any Indebtedness or obligations under Derivative Contracts (other than (A) the Obligations and (B) Nonrecourse Indebtedness) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, the marked to market value of such Derivative Contract if the Borrower is out of the money) of greater than or equal to $50,000,000 (all such Indebtedness or obligations under Derivative Contracts being “Material Indebtedness”); or
(ii)(x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, redeemed, defeased or repurchased prior to the stated maturity thereof (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract); or
(iii)Any other event shall have occurred and be continuing which would permit any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract).

(f)Voluntary Bankruptcy Proceeding. The Borrower, any other Obligor, or any of their respective Subsidiaries shall: (i) commence a voluntary case under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; provided, however, that the events described in this Section 10.1(f) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than $50,000,000 of the Total Asset Value is attributable to (x) such Subsidiary(ies) and (y) any other Subsidiary(ies) which is/are the subject of an Event of Default under Section 10.1(g).
(g)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, any other Obligor or any of their respective Subsidiaries in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered; provided, however, that the events described in this Section 10.1(g) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than $50,000,000 of the Total Asset Value is attributable to (x) such Subsidiary(ies) and (y) any other Subsidiary(ies) which is/are the subject of an Event of Default under Section 10.1(f).
(h)Litigation; Enforceability. The Borrower or any other Obligor shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).
(i)Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any other Obligor, or any of their respective Subsidiaries by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings, and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, such other Obligor or such Subsidiary, $30,000,000 (excluding any judgment or order with respect to any Nonrecourse Indebtedness), or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

(j)Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Obligor, or any of their respective Subsidiaries which exceeds, individually or together with all other such warrants, writs, executions and processes for the Borrower, such Obligor or such Subsidiary, $30,000,000 (or, in the case of any warrant, writ of attachment, execution or similar process with respect to any Nonrecourse Indebtedness, which warrant, writ of attachment, execution or process is issued solely to permit the holder(s) of such Indebtedness to foreclose on any collateral securing the same, $50,000,000), and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Obligor.
(k)ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $30,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $30,000,000.
(l)Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.
(m)Change of Control. A Change of Control shall occur.
(n)Federal Tax Lien. A federal tax lien shall be filed against the Borrower, any Obligor, or any of their respective Subsidiaries under Section 6323 of the Internal Revenue Code or a lien of the PBGC shall be filed against the Borrower, any other Obligor, or any of their respective Subsidiaries under Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.
Section 10.2    Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:
(a)Acceleration; Termination of Facilities.
(i)Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(f) or 10.1(g) with respect to the Borrower, (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (C) any Commitments shall immediately and automatically terminate.

(ii)Optional. If any other Event of Default shall have occurred and be continuing, the Agent shall, at the direction of the Requisite Lenders, declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (b) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (c) terminate any Commitments hereunder.
(b)Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
(d)Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, the other Obligors and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower, the other Obligors and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.
Section 10.3    Allocation of Proceeds.
If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)amounts due to the Agent in its capacity as such in respect of fees, expenses, indemnities and other amounts due hereunder (including, without limitation, any amounts due under Sections 3.6, Section 3.12, Article IV, Section 11.7, Section 12.2 and Section 12.9);
(b)amounts due to the Lenders in respect of fees, expenses, indemnities and other amounts due hereunder (including, without limitation, any amounts due under Sections 3.6, Section 3.12, Article IV, Section 12.2 and Section 12.9);
(c)payments of interest on all Loans, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon the aggregate outstanding Loans (first to Base Rate Loans and then to LIBOR Loans);
(d)payments of principal of all other Loans, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon the aggregate outstanding Loans (first to Base Rate Loans and then to LIBOR Loans);
(e)payments of all other amounts due and owing by the Borrower under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders and Agent; and
(f)any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.4    Enforcement by Agent.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Article XI for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 12.3 (subject to the terms of Section 3.3), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Obligor under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Agent pursuant to Article XI and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.
Section 10.5    Performance by Agent.
If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post‑Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.
Section 10.6    Rights Cumulative.
The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
Section 10.7    Payments Set Aside.
To the extent that any Obligor makes a payment or payments to any Lender, or a Lender exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, (a) the Obligations, or part thereof originally intended to be satisfied, and (b) all rights of setoff other rights and remedies therefor, in each case shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

ARTICLE XI. The Agent
Section 11.1    Authorization and Action.
Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent shall deliver or otherwise make available to each Lender, promptly upon receipt thereof by the Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Agent pursuant to Article VIII that the Borrower is not otherwise required to deliver directly to the Lenders. The Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Agent by the Borrower, any other Obligor or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.
Section 11.2    Agent’s Reliance, Etc.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of the Agent Parties shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein (as determined by a court of competent jurisdiction in a final and non-appealable decision). Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (f) shall incur no liability under or in respect of this Agreement or any other Loan Document (i) by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties or (ii) in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (g) except as expressly required by this Agreement, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, the REIT Guarantor or any of their respective Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable decision.
Section 11.3    Notice of Defaults.
The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents. Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.
Section 11.4    Wells Fargo Bank, National Association, as Lender.
Wells Fargo Bank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo Bank in each case in its individual capacity. Wells Fargo Bank and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Obligor or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, the Lender acting as Agent or its

Affiliates may receive information regarding the Borrower, other Obligors, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.
Section 11.5    [Reserved].
Section 11.6    Lender Credit Decision, Etc.
Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, partners, shareholders, counsel, attorneys-in-fact, other affiliates or authorized representatives has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Person or otherwise to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the other Obligors, and their respective Subsidiaries, or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Obligors, their respective Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees, agents, partners, shareholders, counsel, attorneys-in-fact, other affiliates or authorized representatives, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Obligor of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Obligor or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Obligor or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, partners, shareholders, counsel, attorneys-in-fact, other affiliates or authorized representatives. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.
Section 11.7    Indemnification of Agent.
Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Term

Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision; provided, further, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees and expenses of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, administration or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other Obligations and amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 11.8    Successor Agent.
The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as administrative agent under the Loan Documents by the Requisite Lenders (excluding for such purpose Loans and Commitments held by the Lender then acting as Agent) upon 30 days’ prior written notice if the Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) the Lender then acting as Agent has become a Defaulting Lender under clause (d) of the definition of that term. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Agent’s giving of notice of resignation or having been removed, then, in the case of resignation by the Agent, the current Agent may, or in the case of removal of the Agent, the Requisite Lenders may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made to each Lender directly, until such time as a successor Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected when so acting in such capacity by all indemnities and other provisions herein for the benefit and protection of the Agent as if each such Lender were itself the Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.
Section 11.9    Titled Agents.
Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligations hereunder, including, without limitation, for servicing enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of “Joint Lead Arrangers and Joint Bookrunners”, “Syndication Agent” and “Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
Section 11.10    Other Loans by Lenders to Obligors.
The Lenders agree that one or more of them may now or hereafter have other loans to and derivative contracts and/or business arrangements with one or more of the Obligors which are not subject to this Agreement. The Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors may collect payments on such loan(s) and may secure such loan(s) (so long as such loan does not itself expressly violate this Agreement). Further, the Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors shall have no obligation to attempt to collect payments under the Loans in preference and priority over the collection and/or enforcement of such other loan(s).
ARTICLE XII. Miscellaneous
Section 12.1    Notices.
Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered by hand or by nationally-recognized overnight courier as follows:
If to the Borrower:
Columbia Property Trust Operating Partnership, L.P.
One Glenlake Parkway, Suite 1200
Atlanta Georgia 30328-7267
Attention: Chief Financial Officer
Telecopy Number:    (404) 465-2201
Telephone Number:    (404) 465-2126

With a copy to:
King & Spalding LLP
1180 Peachtree Street, NE
Atlanta, GA 30309
Attention: J. Craig Lee
Telecopy Number:    (404) 572-4600
Telephone Number:    (404) 572-2881
If to the Agent:
Wells Fargo Bank, National Association
608 Second Avenue South, 11th Floor
Minneapolis, MN 55402
MAC N9303-110
Attn: Thomas Noonan
Telecopier:    (866) 968-8676
Telephone:    (612) 316-1618
with a copy to:
Wells Fargo Bank, National Association
171 17th Street, Fourth Floor
Atlanta, GA 30363
Attn: Andrew Hussion
Telecopier:    (404) 897-9064
Telephone:    (404) 897-9129
and with a copy to:
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Paul M. Cushing
Telecopy Number:    (404) 881-7777
Telephone Number:    (404) 881-7578
If to a Lender:
To such Lender’s address or telecopy number, as applicable, set forth on its signature page hereto (or, if not set forth thereon, as specified in its administrative questionnaire provided to the Agent) or in the applicable Assignment and Assumption.
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to any Obligor (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.
Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
The Borrower agrees that the Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, SyndTrak, ClearPar or a substantially similar Electronic System.
Any Electronic System used by the Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Agent or any of its Affiliates, directors, officers, employees, shareholders, partners, agents and other representatives, including accountants, legal counsel and other advisors and representatives (collectively, the “Agent Parties”) have any liability to the Borrower or the other Obligors, any Lender, or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Obligor’s or the Agent’s transmission of communications through an Electronic System other than as a result of willful misconduct or gross negligence by such Person as determined by a final, non-appealable order of a court of competent jurisdiction. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
Section 12.2    Expenses.
The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, administration and interpretation of, and any amendment, supplement or modification to, or waiver of, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent

(such expenses to include ongoing charges for any Electronic System), (b) to pay or reimburse each of Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Regions Capital Markets, Regions Bank and U.S. Bank National Association for their reasonable out-of-pocket costs and expenses incurred in connection with the initial syndication of the Loans by them, (c) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights or any “work-out” under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1(f) or 10.1(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.
Section 12.3    Setoff.
Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent and each Lender and Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender and Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or Participant or any affiliate of the Agent or such Lender or Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off. The foregoing shall not apply to any account governed by a written agreement containing express waivers by the Agent or any Lender with respect to rights of setoff. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 3.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
Section 12.4    Governing Law; Litigation; Jurisdiction; Other Matters; Waivers.
(a).THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE

GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
(b).WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION. WITHOUT IN ANY WAY LIMITING THE PRECEDING CONSENTS TO JURISDICTION AND VENUE, THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH NEW YORK COURTS IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK OR ANY CORRESPONDING OR SUCCEEDING PROVISIONS THEREOF.
(c).SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(d).WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 12.5    Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that (i) the neither Borrower nor any other Obligor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and all Lenders and any such assignment or other transfer to which the Agent and all of the Lenders have not so consented shall be null and void and (ii) no Lender may assign or otherwise transfer its rights or obligations under this Agreement except in accordance with this Section

12.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Affiliates, directors, officers, employees, shareholders, partners, agents and other representatives, including accountants, legal counsel and other advisors and representatives of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender would be less than $1,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the facilities hereunder; and
(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender or (y) a Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Assumption; Notes. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire in form and substance satisfactory to the Agent. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Term Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4, 12.2 and 12.9 and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (c).
(c)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 7.12(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.12, 4.1, 4.4 (subject to the requirements and limitations therein, including the requirements under Section 3.12(g) (it being understood that the documentation required under Section 3.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.5 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1 or 3.12(g), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.5 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(d)The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of Loans (and stated interest) owing to, each Lender from time to time (the “Register”).

The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent.
(e)In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge to a Federal Reserve Bank or any other central reserve bank having jurisdiction over such Lender; provided that no such assignment shall release such Lender from its obligations hereunder or substitute any such pledgee or assignee for such Lender as party thereto.
(f)A Lender may furnish any information concerning the Borrower, any other Obligor or any of their respective Subsidiaries or Affiliates in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants) subject to compliance with Section 12.8.
(g)Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to (i) the Borrower, any other Obligor or any of their respective Affiliates or Subsidiaries, (ii) a Defaulting Lender or (iii) a natural person.
(h)Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
(i)In order for the Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Agent may request, and such Lender shall provide to the Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Agent to comply with federal law.
Section 12.6    Amendments and Waivers.
(a)Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document, or any waiver of the terms hereof, to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Obligor or any of their respective Subsidiaries of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following: (i) increase or extend the Commitments (or any component thereof) of any of Lenders (except as contemplated by Section 2.14) without the written consent of each Lender affected thereby; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or Fees or other Obligations without the written consent of each Lender affected thereby; (iii) reduce the amount of any Fees payable hereunder without the written consent of each Lender affected thereby; (iv) postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations without the written consent of each Lender affected thereby; (v) (A) change the Term Commitment Percentages (or any component thereof)

(except as a result of any increase or decrease in the aggregate amount of the Commitments contemplated by Section 2.14 or Section 4.5 or as a result of any reallocation contemplated by Section 3.11) without the written consent of each Lender affected thereby or (B) amend or otherwise modify the provisions of Section 3.2(a) without the written consent of each Lender affected thereby; (vi)  modify the definition of the term “Requisite Lenders”, modify in any other manner the number or percentage of the Lenders (including all of the Lenders) required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6 if such modification would have such effect without the written consent of each Lender; or (vii) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12(b)) without the written consent of each Lender. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)Notwithstanding anything to the contrary in this Section 12.6, if the Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.
Section 12.7    No Advisory or Fiduciary Responsibility.
In connection with all aspects of this Agreement and the other Loan Documents (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent, any Joint Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent, any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower agrees that it will not assert any claim against the Agent, the Joint Lead Arrangers or the Lenders based on an alleged breach of fiduciary duty by such Person in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby.

Section 12.8    Confidentiality.
(a)Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, shareholders, agents and representatives, including accountants, legal counsel, independent auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or any nationally recognized rating agency, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process or as required or requested by any Governmental Authority or regulatory or similar authority having or purporting to have jurisdiction over it or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law, in which case (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) such disclosing Person shall promptly notify the Borrower thereof to the extent permitted by Applicable Law, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower; provided that the source of such information was not known by the Agent or any Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Notwithstanding the foregoing, the Agent and each Lender may disclose any confidential information, without notice to the Borrower or any other Obligor, to Governmental Authorities in connection with any regulatory examination of the Agent, such Lender in accordance with the regulatory compliance policy of the Agent or such Lender. For the purposes of this Section, “Information” means all information received from the Borrower, any other Obligor, any other Subsidiary or Affiliate relating to any Obligor or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement or the other Loan Documents routinely provided by arrangers to bank trade publications, market data collectors and data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to service providers to the Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.
(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE (i) BORROWER AND ITS AFFILIATES AND THE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, COUNSEL, OTHER ADVISORS AND REPRESENTATIVES OF THE BORROWER AND OF ITS AFFILIATES OR (ii) THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN

ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)THE BORROWER ACKNOWLEDGES THAT ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT (i) THE BORROWER AND ITS AFFILIATES AND THE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, COUNSEL, OTHER ADVISORS AND REPRESENTATIVES OF THE BORROWER AND OF ITS AFFILIATES OR (ii) THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE (OR OTHER METHOD) A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 12.9    Indemnification.
(a)Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders, their respective Affiliates, and their respective directors, officers, employees, shareholders, agents, advisors, representatives and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any loss, liability, suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding, whether based on contract, tort or any other theory, and whether brought by a third party or by the Borrower, any other Obligor or any other Subsidiary (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower, the other Obligors, or their respective Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower, the other Obligors and their respective Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; or (ix) any violation or non-compliance by the Borrower, any other Obligor, or any of their respective Subsidiaries of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower, the Obligors or their respective Subsidiaries (or their respective properties) (or the Agent and/or the Lenders as successors to the Borrower, any other Obligor or their respective Subsidiaries) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party (x) for any acts or omissions of such Indemnified Party that constitute gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision or (y) in connection with any losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses arising out of any action, claim, arbitration, investigation or settlement, consent decree or other proceeding brought by any Indemnified Party against any other Indemnified Party in connection with, arising out of, or by reason of this Agreement or any other Loan Document or the transactions contemplated thereby or the making of any Loans (other than actions, claims, arbitrations, investigations or settlements, consent decrees or other proceedings involving the Agent, a Joint Lead Arranger or other Titled Agent in its capacity or in fulfilling its role as such and any claims arising out of any act or omission on the part of the REIT Guarantor, the Borrower or any of their Subsidiaries). In addition, the foregoing indemnification in favor of any director, officer, shareholder, agent, employee, advisor, representative or counsel of the Agent, any Lender or any Affiliate of the Agent or any Lender shall be solely in their respective capacities as such director, officer, shareholder, agent, employee, advisor, representative or counsel. If (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), and if the same is settled with such consent, the Borrower agrees that such settlement is covered by the foregoing indemnity. Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.
(b)The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower, any other Obligor, or any of their respective Subsidiaries, any shareholder, partner or other equity holder of the Borrower, any other Obligor or any of their respective Subsidiaries (whether such shareholder(s) or such other Persons are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of such Person), any account debtor of the Borrower, any other Obligor, or any of their respective Subsidiaries or by any Governmental Authority.
(c)This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against Borrower and/or an Obligor or any of their respective Subsidiaries.
(d)All out-of-pocket fees and expenses of, and all amounts paid to third‑persons by, an Indemnified Party with respect to an Indemnified Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.
(e)An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all reasonable costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower.

No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party.
(f)If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(g)The Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.
Section 12.10    Termination; Survival.
At such time as (a) all of the Commitments have been terminated, (b) no Lender is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12, 4.1, 4.4, 11.7, 12.2 and 12.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 12.11    Severability of Provisions.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.12    [Intentionally Omitted].
Section 12.13    Counterparts.
This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.14    Obligations with Respect to Obligors and Subsidiaries.
The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Obligors and the Subsidiaries of the Borrower and the other Obligors as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Obligors or Subsidiaries.
Section 12.15    Limitation of Liability.
Neither the Agent nor any Lender, nor any affiliate, director, officer, employee, shareholder, partner, agent or other representative, including accountants, legal counsel and other advisors and representatives of, the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.
Section 12.16    Entire Agreement.
This Agreement, the Notes, and the other Loan Documents referred to herein and any separate letter agreements with respect to fees embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 12.17    Construction.
The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.
Section 12.18    Time of the Essence.
Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.
Section 12.19    Patriot Act.
Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each of the Guarantors, which information includes the name and address of the Borrower and each of the Guarantors and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and each of the Guarantors Obligor in accordance with the Patriot Act.
[Remainder of page intentionally left blank;
signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Columbia Property Trust, Inc.,
its sole General Partner

	By:	/s/ James A Fleming
		Name:	James A. Fleming
		Title:	Executive Vice President and
Chief Financial Officer

REIT GUARANTOR:

COLUMBIA PROPERTY TRUST, INC.,
a Maryland corporation

By:	/s/ James A. Fleming
	Name:	James A. Fleming
	Title:	Executive Vice President and
Chief Financial Officer

[Columbia Property Trust Term Agreement]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and as a Lender

By:	/s/ Andrew W. Hussion
	Name:	Andrew W. Hussion
	Title:	Director

[Columbia Property Trust Term Agreement]

REGIONS BANK, as a Lender

By:	/s/ Paul E. Burgan
Name:	Paul E. Burgan
Title:	Vice President

[Columbia Property Trust Term Agreement]

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ J. Lee Hord
	Name:	J. Lee Hord
	Title:	Senior Vice President

[Columbia Property Trust Term Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Chad McMasters
	Name:	Chad McMasters
	Title:	Senior Vice President

[Columbia Property Trust Term Agreement]

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Donald Wattson
	Name:	Donald Wattson
	Title:	Vice President

[Columbia Property Trust Term Agreement]

TD BANK, N.A.,
as a Lender

By:	/s/ Adele Persico
	Name:	Adele Persico
	Title:	Vice President

[Columbia Property Trust Term Agreement]

SCHEDULE I

COMMITMENTS

Lender	Term Commitment Amount
Wells Fargo Bank, National Association	$34,500,000
Regions Bank	$34,500,000
U.S. Bank National Association	$34,500,000
PNC Bank, National Association	$16,500,000
MUFG Union Bank, N.A.	$15,000,000
TD Bank, N.A.	$15,000,000
Total:	$150,000,000

SCHEDULE HB

HIGH BARRIER MARKET PROPERTIES

Property	Location
116 Huntington	Boston
222 East 41st Street	New York
315 Park Avenue South	New York
221 Main Street	San Francisco
333 Market Street	San Francisco
650 California Street	San Francisco
University Circle	San Francisco (Palo Alto)
80 M Street	Washington DC
Market Square	Washington DC

SCHEDULE CBD

CBD OR URBAN INFILL PROPERTIES

Property	CBD or Urban Infill	Location
100 East Pratt	CBD	Baltimore
Key Center Tower	CBD	Cleveland
5 Houston Center	CBD	Houston
International Financial Tower	CBD	Jersey City
80 Park Plaza	CBD	Newark
Lindbergh Center	Urban Infill	Atlanta
One Glenlake Parkway	Urban Infill	Atlanta
Three Glenlake	Urban Infill	Atlanta
515 Post Oak	Urban Infill	Houston
Pasadena Corporate Park	Urban Infill	Pasadena

SCHEDULE 6.1(b)
OWNERSHIP STRUCTURE
(see also attached organizational chart)

ENTITY NAME	SUBSIDIARY OF:[1]	DOMESTIC STATE	INCORPORATED
100 EAST PRATT STREET BUSINESS TRUST	Indirect Subsidiary of the REIT	MD	5/4/2005
COLUMBIA KCP TRS, LLC (fka WELLS KCP TRS, LLC)	the REIT	DE	6/23/2011
COLUMBIA PROPERTY TRUST ADVISORY SERVICES, LLC (fka WELLS REAL ESTATE ADVISORY SERVICES II, LLC)	the REIT	GA	12/11/2007
COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P. (fka WELLS OPERATING PARTNERSHIP II, L.P.)	the REIT	DE	7/3/2003
COLUMBIA PROPERTY TRUST SERVICES, LLC (fka WELLS REAL ESTATE SERVICES, LLC)	the REIT	GA	11/25/2008
COLUMBIA PROPERTY TRUST TRS, LLC (fka WELLS TRS II, LLC)	the REIT	DE	10/4/2005
COLUMBIA REIT - 116 HUNTINGTON, LLC	the Operating Partnership	DE	11/24/2014
COLUMBIA REIT - 221 MAIN, LLC	the Operating Partnership	DE	3/19/2014
COLUMBIA REIT - 315 PARK AVENUE SOUTH, LLC	the Operating Partnership	DE	12/8/2014
COLUMBIA REIT - 650 CALIFORNIA, LLC	the Operating Partnership	DE	8/4/2014
COLUMBIA REIT - 1881 CAMPUS COMMONS, LLC	Indirect Subsidiary of the REIT	DE	12/8/2014
COLUMBIA REIT - 229 W. 43rd STREET, LLC	the Operating Partnership	DE	7/17/15
EASTVALE FINANCE LIMITED	Indirect Subsidiary of the Operating Partnership	CYPRUS	11/20/2008
I-10 EC CORRIDOR LIMITED PARTNERSHIP	Indirect Subsidiary of the REIT	DE	5/24/2006
KEY CENTER LESSEE LIMITED PARTNERSHIP	Indirect Subsidiary of the Operating Partnership	OH	12/18/1996
KEY CENTER PROPERTIES LLC	Indirect Subsidiary of the Operating Partnership	DE	11/2/2005
MARKET SQUARE EAST & WEST, LLC	the REIT	DE	2/25/2011
NASHOBA VIEW OWNERSHIP, LLC	Indirect Subsidiary of the Operating Partnership	DE	8/11/2005
THREE GLENLAKE BUILDING, LLC	Indirect Subsidiary of the Operating Partnership	DE	7/11/2008
COLUMBIA ENERGY TRS, LCC (fkaWELLS ENERGY TRS, LLC)	the REIT	DE	11/9/2011
WELLS INTERNATIONAL REAL ESTATE II (CY) LTD	the Operating Partnership	CYPRUS	7/10/2007
WELLS OP II LP, LLC	the REIT	DE	6/24/2011
WELLS REIT II - 100 EAST PRATT LLC	the REIT	DE	5/5/2005
WELLS REIT II - 1200 MORRIS BUSINESS TRUST	the REIT	PA	8/31/2007
WELLS REIT II - 1580 A & B WEST NURSERY LAND, LLC	the Operating Partnership	DE	6/30/2008

WELLS REIT II - 1580 A & B WEST NURSERY, LLC	the Operating Partnership	DE	7/1/2008
WELLS REIT II - 180 PARK AVENUE B105, LLC	the Operating Partnership	DE	4/27/2005
WELLS REIT II - 180 PARK AVENUE, LLC	the Operating Partnership	DE	4/27/2005
WELLS REIT II - 215 DIEHL ROAD, LLC	the Operating Partnership	DE	3/28/2005
WELLS REIT II - 222 EAST 41ST STREET, LLC	the Operating Partnership	DE	7/17/2007
WELLS REIT II - 263 SHUMAN BOULEVARD, LLC	the Operating Partnership	DE	7/10/2006
WELLS REIT II - 333 MARKET STREET, LLC	the Operating Partnership	DE	11/26/2012
WELLS REIT II - 5 HOUSTON CENTER, L.P.	Indirect Subsidiary of the REIT	DE	10/17/2005
WELLS REIT II - 544 LAKEVIEW, LLC	Indirect Subsidiary of the REIT	DE	1/25/2011
WELLS REIT II - 550 KING STREET, LLC	the Operating Partnership	DE	3/19/2010
WELLS REIT II - 7031 COLUMBIA GATEWAY DRIVE, LLC	the Operating Partnership	DE	7/3/2007
WELLS REIT II - 80 M STREET, LLC	the REIT	DE	4/27/2005
WELLS REIT II - 80 PARK PLAZA, LLC	the Operating Partnership	DE	8/8/2006
WELLS REIT II - BANNOCKBURN LAKES III, LLC	the Operating Partnership	DE	9/4/2007
WELLS REIT II - CORRIDORS III, LLC	the Operating Partnership	DE	3/25/2005
WELLS REIT II - CRANBERRY WOODS DEVELOPMENT, INC.	the REIT	PA	7/28/2007
WELLS REIT II - ENERGY CENTER I GP, LLC	Indirect Subsidiary of the Operating Partnership	DE	6/14/2010
WELLS REIT II - ENERGY CENTER I GP, LLC	the Operating Partnership	DE	6/29/2010
WELLS REIT II - GAITHERSBURG, MD LLC	the Operating Partnership	DE	4/27/2005
WELLS REIT II - HIGHLAND LANDMARK III, LLC	the Operating Partnership	DE	3/23/2005
WELLS REIT II - INTERNATIONAL FINANCIAL TOWER, LLC	the Operating Partnership	DE	10/6/2006
WELLS REIT II - KCP, LLC	the REIT	DE	10/2/2008
WELLS REIT II - KEY CENTER, LLC	the Operating Partnership	DE	11/15/2005
WELLS REIT II - LINDBERGH CENTER, LLC	the Operating Partnership	DE	6/24/2008
WELLS REIT II - MARKET SQUARE EAST & WEST, LLC	the REIT	DE	2/23/2011
WELLS REIT II - ONE GLENLAKE, LLC	the Operating Partnership	DE	6/14/2004
WELLS REIT II - OPUS/FINLEY PORTFOLIO, LLC	the Operating Partnership	DE	7/8/2004
WELLS REIT II - PASADENA CORPORATE PARK, LLC	the Operating Partnership	DE	6/15/2007
WELLS REIT II - PASADENA CORPORATE PARK, LP	Indirect Subsidiary of the Operating Partnership	DE	6/15/2007
WELLS REIT II - ROBBINS ROAD, LLC	Indirect Subsidiary of the Operating Partnership	DE	8/11/2005
WELLS REIT II - SANTAN CORPORATE CENTER I SPRINGING MEMBER, LLC	the Operating Partnership	DE	4/11/2006
WELLS REIT II - SANTAN CORPORATE CENTER I, LLC	the Operating Partnership	DE	4/3/2006
WELLS REIT II - SANTAN CORPORATE CENTER II SPRINGING MEMBER, LLC	the Operating Partnership	DE	4/11/2006

WELLS REIT II - SANTAN CORPORATE CENTER II, LLC	the Operating Partnership	DE	4/3/2006
WELLS REIT II - SOUTH JAMAICA STREET, LLC	the Operating Partnership	DE	9/18/2007
WELLS REIT II - STERLING COMMERCE, LLC	the Operating Partnership	DE	11/15/2006
WELLS REIT II - STERLING COMMERCE, LP	Indirect Subsidiary of the Operating Partnership	DE	11/15/2006
WELLS REIT II - THREE GLENLAKE, LLC	the Operating Partnership	DE	6/5/2008
WELLS REIT II - UNIVERSITY CIRCLE, LLC	the Operating Partnership	DE	8/9/2005
WELLS REIT II - UNIVERSITY CIRCLE, LP	Indirect Subsidiary of the Operating Partnership	DE	8/9/2005
WELLS REIT II - WILDWOOD PROPERTIES, LLC	the Operating Partnership	DE	3/23/2005
WELLS REIT II TEXAS, INC.	the REIT	TX	11/2/2005
WELLS REIT II/LINCOLN - HIGHLAND LANDMARK III, LLC	Indirect Subsidiary of the Operating Partnership	DE	3/23/2005
WELLS ROBBINS ROAD, LLC	the Operating Partnership	DE	8/11/2005
WELLS TRS II - 544 LAKEVIEW, LLC	Indirect Subsidiary of the REIT	DE	12/16/2010
WELLS TRS II - CONCIERGE, LLC	Indirect Subsidiary of the REIT	DE	10/4/2005
WELLS TRS II - FITNESS, LLC	Indirect Subsidiary of the REIT	DE	10/4/2005
WELLS TRS II - HOTEL, LLC	Indirect Subsidiary of the REIT	DE	10/4/2005

1 For purposes of this schedule, the REIT Guarantor is referred to as “the REIT” and the Borrower is referred to as “the Operating Partnership.”

SCHEDULE 6.1(f)

PROPERTIES

1900 University Avenue (University Circle)
1950 University Avenue (University Circle)
2000 University Avenue (University Circle)
222 East 41st Street
Three Glenlake
3453-3455 East Foothill Boulevard (Pasadena Corporate Park)
3465 East Foothill Boulevard    (Pasadena Corporate Park)
3475 East Foothill Boulevard (Pasadena Corporate Park)
5 Houston Center
515 Post Oak Boulevard
80 M Street
80 Park Plaza
800 North Frederick
9127 South Jamaica Street
9189 South Jamaica Street
9191 South Jamaica Street
9193 South Jamaica Street
Cranberry Woods
Energy Center
International Financial Tower
Key Center Tower
Lindbergh Center
Sterling Commerce (Texas)
100 East Pratt Street
116 Huntington Avenue
221 Main Street
222 East 41st Street
263 Shuman Boulevard
315 Park Avenue South
1881 Campus Commons
333 Market Street
650 California Street
Market Square East & West
One Glenlake
San Tan Corporate Center I
San Tan Corporate Center II

SCHEDULE 6.1(g)

EXISTING INDEBTEDNESS

Unsecured Debt

Maker and Description	Face Amount	Date Incurred

Columbia Property Trust	$500,000,000	August 21, 2013
Operating Partnership, L.P.
Revolving Credit Agreement

Columbia Property Trust	$450,000,000	August 21, 2013
Operating Partnership, L.P.
Term Loan Agreement

Wells Operating Partnership II, L.P.	$250,000,000	April 4, 2011
5.875% Senior Notes due 2018

Columbia Property Trust Operating	$350,000,000	March 12, 2015
Partnership, L.P.
4.150% Senior Notes due 2025

Secured Debt

Property and Maker	Face Amount	Date Incurred

One Glenlake	$51,300,000	July 23, 2004
Wells REIT II - One Glenlake, LLC

San Tan Corporate Center I	$18,000,000	September 28, 2006
Wells REIT II - SanTan Corporate
Center I, LLC

San Tan Corporate Center II	$21,000,000	September 28, 2006
Wells REIT II - SanTan Corporate
Center II, LLC

263 Shuman Boulevard	$49,000,000	June 18, 2007
Wells REIT II - 263 Shuman Boulevard,
LLC

Market Square	$325,000,000	June 30, 2011
Wells REIT II - Market Square East
& West, LLC

221 Main Street	$73,000,000	April 22, 2014
Columbia REIT - 221 Main, LLC

650 California Street	$130,000,000	September 9, 2014
Columbia REIT - 650 California, LLC

SCHEDULE 6.1(i)

LITIGATION

None

SCHEDULE 6.1(k)

FINANCIAL STATEMENTS

None

SCHEDULE 6.1(p)
ENVIRONMENTAL MATTERS
None

SCHEDULE 6.1(y)

LIST OF UNENCUMBERED ASSETS

100 East Pratt Street
116 Huntington Avenue
1881 Campus Commons
1900 University Avenue (University Circle)
1950 University Avenue (University Circle)
2000 University Avenue (University Circle)
222 East 41st Street
Three Glenlake
315 Park Avenue South
333 Market Street
3453-3455 East Foothill Boulevard (Pasadena Corporate Park)
3465 East Foothill Boulevard    (Pasadena Corporate Park)
3475 East Foothill Boulevard (Pasadena Corporate Park)
5 Houston Center
80 M Street
80 Park Plaza
800 North Frederick
9127 South Jamaica Street
9189 South Jamaica Street
9191 South Jamaica Street
9193 South Jamaica Street
Cranberry Woods
Energy Center
Highland Landmark III
International Financial Tower
Key Center Tower
Lindbergh Center
One Century Place
Sterling Commerce (Texas)
515 Post Oak Boulevard

SCHEDULE 6.1(ee)

EMINENT DOMAIN PROCEEDINGS

None

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees and other loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the] [any] Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ______________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

______________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.    Assignee[s]:        ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower: Columbia Property Trust Operating Partnership, L.P.

4.	Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The $150,000,000 Term Loan Agreement dated as of July 30, 2015 among Columbia Property Trust Operating Partnership, L.P., the Lenders party thereto, Wells Fargo Bank, National Association, as Agent, and the other parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]10

[Page break]

______________________________

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate
7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (i.e., “Term Commitment”)
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

______________________________

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and]13 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By: _________________________________
Name: _____________________________
Title: ______________________________

[Consented to:]14

[NAME OF RELEVANT PARTY]

By: _________________________________
Name: _____________________________
Title: ______________________________

______________________________

13 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
14 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 6.1(k) thereof or of the most recent financial statements delivered pursuant to Article VIII thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of July 30, 2015, by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), and the parties executing this agreement as Guarantors (such parties are hereinafter referred to collectively as the “Guarantors”; the Borrower and the Guarantors are sometimes hereinafter referred to individually as a “Contributing Party” and collective as the “Contributing Parties”).
WHEREAS, pursuant to that certain Term Loan Agreement dated as of July 30, 2015, by and among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Agent (the “Agent”) (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Credit Agreement”), the Lenders have agreed to extend financial accommodations to the Borrower;
WHEREAS, as a condition to the execution of the Credit Agreement, the Lenders have required that Guarantors execute and deliver that certain Guaranty, dated of even date herewith (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Guaranty”);
WHEREAS, pursuant to the Guaranty, Guarantors have jointly and severally agreed to guarantee the obligations described in the Guaranty (the “Guaranteed Obligations”);
WHEREAS, either (i) the Borrower or its 99% general partner is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) the REIT Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in the Borrower;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interest to obtain financing from the Agent and the Lenders through their collective efforts; and
WHEREAS, the Borrower and Guarantors will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Borrower to enter into the Credit Agreement and the Guarantors to enter into the Guaranty, it is agreed as follows:

1.	Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.
Contribution. To the extent that a Contributing Party shall, under the Guaranty, make a payment (a “Guarantor Payment”) of a portion of the Guaranteed Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the amount derived by subtracting from any such Guarantor Payment the “Allocable Amount” (as defined herein) of such Contributing Party; provided, however, that no Contributing Party shall be liable hereunder for contribution, indemnification, subrogation or reimbursement with respect to any Guarantor Payment for any amounts in excess of the “Allocable Amount” (as defined herein) for such Contributing Party.

As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the

Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.

3.
No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of the Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of Guarantors to which such contribution and indemnification is owing.

4.
Effectiveness. This Agreement shall become effective upon its execution by each of the parties hereto and shall continue in full force and effect and may not be amended, terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated, except as to any Guarantor upon its release from the Guaranty under the terms of the Credit Agreement or as approved by all of the Lenders. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Lender or the Agent grants additional loans or financial accommodations to the Borrower or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of the other Contributing Parties to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

5.
Governing Law. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

6.
Third Party Beneficiary. The Contributing Parties agree that Agent has a valid interest in the terms of this Agreement pursuant to the Credit Agreement and Guaranty. The Contributing Parties further agree that until all obligations of the Contributing Parties under the Credit Agreement and Guaranty are fully performed and the obligations of the Lenders to extend Loans has terminated, Agent shall be an express third party beneficiary of this Agreement with the right to enforce the terms and provisions hereof.

7.
Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving the Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each party has executed and delivered this Agreement, under seal, as of the date first above written.

BORROWER:

COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Columbia Property Trust, Inc.,
its sole General Partner

By:
Name:
Title:

[SEAL]

GUARANTORS:

COLUMBIA PROPERTY TRUST, INC., a Maryland corporation By: _______________________ Name: Title:
[INSERT SUBSIDIARY GUARANTORS, IF ANY]

EXHIBIT C
FORM OF GUARANTY
THIS GUARANTY dated as of July 30, 2015, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of a Joinder Agreement (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of July 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders (the parties described in (a) and (b) are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, either (i) Borrower or its 99% general partner is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) the REIT Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in the Borrower;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1.    Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due and payable, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness, obligations, and liabilities of whatever nature, whether now existing or hereafter incurred, owing by the Borrower to any Credit Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Term Loans, and the payment of all interest, including, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency, or similar laws of any jurisdiction at the rate or rates provided in the loan documents, Fees, charges, expenses, indemnification, attorneys’ fees and other amounts payable to any Credit Party thereunder or in connection therewith whether created directly or acquired by the credit parties by assignment or otherwise, whether matured or unmatured and whether absolute or contingent; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.
Section 2.    Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a)  to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guarantied Obligations.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any illegality, lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to a Credit Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Obligor;
(e)    any act or failure to act by the Borrower, any other Obligor or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
(f)    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;
(g)    any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Credit Parties, regardless of what liabilities of the Borrower remain unpaid;
(h)    to the fullest extent permitted by law, any statute of limitations in any action hereunder or for the collection of the Notes or for the payment or performance of the Guarantied Obligations;
(i)    the incapacity, lack of authority, death or disability of Borrower or any other person or entity, or the failure of any Credit Party to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of the Borrower or any Guarantor or any other person or entity;
(j)    the dissolution or termination of existence of the Borrower, any Guarantor or any other Person;
(k)    the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or any other Person;

(l)    the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, the Borrower or any Guarantor or any other person, or any of the Borrower’s or any Guarantor’s or any other Person’s or entity’s properties or assets;
(m)    the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Property or any of the improvements located thereon;
(n)    the failure of a Credit Party to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any Guarantied Obligation;
(o)    any failure or delay of a Credit Party to commence an action against the Borrower or any other Person, to assert or enforce any remedies against the Borrower under the Notes or the Loan Documents, or to realize upon any security;
(p)    any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding the Borrower, any other Person or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to Guarantors or not;
(q)    failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;
(r)    failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guarantied Obligations;
(s)    failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of the Guarantied Obligations;
(t)    except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;
(u)    any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guaranteed Obligations;
(v)    the compromise, settlement, release or termination of any or all of the obligations of the Borrower under the Notes or the Loan Documents;
(w)    any transfer by the Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;
(x)    claims or rights of set-off defense or counterclaim whatsoever, whether based in contract, tort, or any other theory, that any Guarantor may have provided, however, that the foregoing shall not be deemed a waiver of any Guarantor’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of any Guarantor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Agent or any Lender in any separate action or proceeding;
(y)    any law, regulation, decree or order of any jurisdiction or any event affecting any provision of the Guarantied Obligations; or
(z)    to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Credit Agreement or as approved by all of the Lenders), it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

Section 4.    Action with Respect to Guarantied Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Obligor or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Agent shall elect.
Section 5.    Representations and Warranties. Each Guarantor hereby makes to the Credit Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full. In addition to making all of the representations and warranties made by the Borrower with respect to each Guarantor in the Credit Agreement, each Guarantor represents and warrants that: (a) this Guaranty: (i) has been authorized by all necessary action of such Guarantor; (ii) (a) does not conflict with or result in a breach of, or constitute a default under, any agreement or other instrument to which any Guarantor is a party; and (b) does not violate any Applicable Law applicable to such Guarantor; (iii) does not require any Governmental Approval relating to any Guarantor; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally; and (b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on the Credit Parties or any information received from the Credit Parties and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Credit Agreement and the other Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Credit Parties not embodied herein or any acts heretofore or hereafter taken by the Credit Parties (including but not limited to any review by the Credit Parties of the affairs of the Borrower). The REIT Guarantor hereby represents and warrants that the REIT Guarantor owns (directly or indirectly) a substantial amount of the stock or other ownership interests of the Borrower and is financially interested in its affairs. All representations and warranties made under this Guaranty shall be deemed to be made at and as of the date of this Guaranty, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder or under the Credit Agreement.
Section 6.    Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower is required to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.
Section 7.    Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder. Each Guarantor also waives the right to require the Agent to proceed first against the Borrower upon the Guaranteed Obligations before proceeding against such Guarantor hereunder.
Section 8.    Reinstatement of Guarantied Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied

Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom, or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, this Guaranty shall continue to be effective or be reinstated and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.
Section 9.    Avoidance.    As of any date of determination, the maximum obligation of each Guarantor shall equal, but not exceed, the maximum amount of liability which could be asserted against such Guarantor hereunder (or any other obligations of such Guarantor to the Credit Parties) without (i) rendering such Guarantor “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Guarantor with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.  This Section is intended solely to preserve the rights of the Credit Parties hereunder to the maximum extent that would not cause the obligations of each Guarantor hereunder to be unenforceable or subject to avoidance, and neither a Guarantor nor any other Person shall have any right or claim under this Section as against the Credit Parties that would not otherwise be available to such Person.

Section 10.    No Contest with Credit Parties; Subordination. So long as any Guarantied Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any set-off or counterclaim against the Borrower in respect of any liability of Guarantors to the Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. Except as expressly provided in the Contribution Agreement, Guarantors hereby expressly waive any right of contribution from or indemnity against the Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against the Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to the Credit Parties against the Borrower, and Guarantors hereby waive any rights to enforce any remedy which a Credit Party may have against the Borrower and any rights to participate in any collateral for the Borrower’s obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of the Borrower now or hereafter owed to Guarantors to all indebtedness of the Borrower to the Credit Parties, and agree with the Credit Parties that (a) Guarantors shall not demand or accept any payment from the Borrower on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if a Credit Party so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of the Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.
Section 11.    Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Credit Parties such additional amount as will result in the receipt by the Credit Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.
Section 12.    Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Credit Party other than the Agent subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party or any affiliate of such Credit Party, to or for the credit or the account of such Guarantor held at any of the offices of the Agent or Wells Fargo Securities, LLC, against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of set off or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation. The foregoing shall not apply to any account governed by a written agreement containing an express waiver by such Participant of such Participant’s rights of setoff.
Section 13.    Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the indebtedness or other obligations of the Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of the Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of such Person against Guarantors by virtue of this Guaranty or otherwise. If a Credit Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
SECTION 14.    ADDITIONAL GUARANTORS: RELEASE OF GUARANTORS. SECTION 7.12 OF THE CREDIT AGREEMENT PROVIDES THAT CERTAIN SUBSIDIARIES MAY BECOME GUARANTORS BY, AMONG OTHER THINGS, EXECUTING AND DELIVERING TO AGENT A JOINDER AGREEMENT. ANY SUBSIDIARY WHICH EXECUTES AND DELIVERS TO THE AGENT A JOINDER AGREEMENT SHALL BE A GUARANTOR FOR ALL PURPOSES HEREUNDER. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SECTION 7.12(B) OF THE CREDIT AGREEMENT, CERTAIN SUBSIDIARIES MAY OBTAIN FROM THE AGENT A WRITTEN RELEASE FROM THIS GUARANTY PURSUANT TO THE PROVISIONS OF SUCH SECTION, AND UPON OBTAINING SUCH WRITTEN RELEASE, ANY SUCH SUBSIDIARY SHALL NO LONGER BE A GUARANTOR HEREUNDER. EACH OTHER GUARANTOR CONSENTS AND AGREES TO ANY SUCH RELEASE AND AGREES THAT NO SUCH RELEASE SHALL AFFECT ITS OBLIGATIONS HEREUNDER.

Section 15.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 16.    Governing Law. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 17.    WAIVER OF JURY TRIAL; ETC.
EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OTHER CREDIT PARTY OF ANY KIND OR NATURE. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
(b) EACH OF THE GUARANTORS, THE AGENT AND EACH OTHER CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18.    Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19.    Waiver of Remedies. No delay or failure on the part of a Credit Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Credit Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy. The remedies provided in this guaranty are cumulative and not exclusive of any rights or remedies which any Credit Party may otherwise have under Applicable Law.
Section 20.    Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.
Section 21.    Successors and Assigns. Each reference herein to the Agent or the other Credit Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 22.    JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
Section 23.    Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.
Section 24.    Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 12:00 p.m. on the date of demand therefore.
Section 25.    Expenses. The Guarantors shall reimburse the Agent on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.
Section 26.    Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 27.    Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 28.    Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 29.    Limitation of Liability.
Neither the Agent, any other Credit Party nor any affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, any other Credit Party or any of such Person’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.
Section 30.    Integration; Effectiveness. This Guaranty sets forth the entire understanding of each Guarantor and the Credit Parties relating to the guarantee of the Guaranteed Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.
Section 31.    Definitions.
Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty under seal as of the date and year first written above.

GUARANTOR[S]:

COLUMBIA PROPERTY TRUST, INC., a Maryland corporation By: _______________________ Name: Title:
[Insert Subsidiary Guarantors, if any]

EXHIBIT D
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT dated as of ____________, 201_, executed and delivered by ______________________, a _____________ (the “New Subsidiary”), in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of July 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders (the parties described in (a) and (b) above are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower or its 99% general partner owns, directly or indirectly, at least a majority of the issued and outstanding Equity Interests in the New Subsidiary;
WHEREAS, the Borrower, the New Subsidiary, and the existing Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to guarantee the Borrower’s obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, the New Subsidiary’s execution and delivery of this Agreement is a condition to the Credit Parties continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary agrees as follows:
Section 1.    Joinder to Guaranty. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of July 30, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by Columbia Property Trust, Inc., a Maryland corporation, and each other Person party thereto in favor of the Credit Parties and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:
(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
(b)    makes to the Credit Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and
(c)    consents and agrees to each provision set forth in the Guaranty.
Section 2.    Joinder to Contribution Agreement. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Contribution Agreement dated as of July 30, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Contribution Agreement”), made by the Borrower and the other Persons a party thereto and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Contribution Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby agrees to be bound by each of the covenants contained in the Contribution Agreement, and consents and agrees to each provision set forth in the Contribution Agreement.
Section 3.    GOVERNING LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 4.    Further Assurances. The New Subsidiary agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.
Section 5.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

(Signatures on Following Page)

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW SUBSIDIARY]

By: __________________________________
Name:
Title:

[SEAL]

Address for Notices:

Attention: _________________________
Telecopy Number: __________________
Telephone Number: _________________

Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By: ________________________________
Name:
Title:

EXHIBIT E
FORM OF NOTICE OF BORROWING
(TERM LOANS)
July 30, 2015

Wells Fargo Bank, National Association,
as Agent
608 Second Avenue South, 11th Floor
Minneapolis, MN 55402
Attn: Thomas Noonan
Telecopier:    (866) 968-8676

Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 30, 2015, by and among Columbia Property Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions a party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (“Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Borrower hereby requests that the Term Lenders make the Term Loans to the Borrower pursuant to Section 2.2(b) of the Credit Agreement in an aggregate principal amount equal to $__________________.
The Borrower requests that the Term Loans be made available to the Borrower on July 30, 2015.
The Borrower hereby requests that all of the requested Term Loans be of the following Type:
[Check one box only]
__ Base Rate Loan
__ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]
Seven days
One month
Two months
Three months
Six months

The proceeds of this borrowing of the Term Loans will be used for general business and working capital purposes.

The amount of the requested Term Loans to be a LIBOR Loan subject to a Derivatives Contract is $_____________, and the following describes the Derivatives Contract(s) to which such Term Loans is subject [describe contract(s)]: __________________________________________________________________________ ____________________________________________________________________________________ ____________________________________________________________________________________________.
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Term Loans and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct in all respects (taking into account such language)), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Agreement. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Term Loans contained in Article V of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Term Loans are made.
[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

Sincerely,

COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Columbia Property Trust, Inc.,
its sole General Partner

By:
Name:
Title:

EXHIBIT F
FORM OF NOTICE OF CONTINUATION
____________, 201_
Wells Fargo Bank, National Association,
as Agent
608 Second Avenue South, 11th Floor
Minneapolis, MN 55402
Attn: Thomas Noonan
Telecopier:    (866) 968-8676

Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of July 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Columbia Property Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.8 of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Term Loans, as LIBOR Rate Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The proposed date of such Continuation is ____________, _____.

2.	The aggregate principal amount of Term Loans subject to the requested Continuation is $____________ and was originally borrowed by the Borrower on July 30, 2015.

3.	The portion of such principal amount subject to such Continuation is $__________________________.

4.	The current Interest Period for each of the Term Loans subject to such Continuation ends on ________________, 201_.

5.
The portion of the principal amount of such LIBOR Loan subject to a Derivatives Contract is $_____________, and the following describes the Derivatives Contract(s) to which such LIBOR Loan is subject [describe contract(s)]: ________________________________________________________ ________________________________________________________________________________

_______________________________________________________________________________.

6.	The duration of the new Interest Period for each of such Term Loans or portion thereof subject to such Continuation is:

Interest Period[15]
Seven days	[check one box only]
One month
Two months
Three months
Six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.
If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8 of the Credit Agreement.
[Signatures on Following Page]

___________________________
15 If more than one Interest Period is desired, indicate the principal amount of the Term Loans requested for each Interest Period.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Continuation as of the date first written above.

COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Columbia Property Trust, Inc.,
its sole General Partner

By:
Name:
Title:

EXHIBIT G
FORM OF NOTICE OF CONVERSION
____________, 201_

Wells Fargo Bank, National Association,
as Agent
608 Second Avenue South, 11th Floor
Minneapolis, MN 55402
Attn: Thomas Noonan
Telecopier:    (866) 968-8676

Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of July 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Columbia Property Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.9 of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Term Loans of one Type into Term Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is ______________, 201_.

2.	The Term Loans to be Converted pursuant hereto are currently:
[Check one box only]        __ Base Rate Loans
__ LIBOR Rate Loans

3.	The aggregate principal amount of Term Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on July 30, 2015.

4.	The portion of such principal amount subject to such Conversion is $___________________.

5.
The amount of such Loan to be so Converted into a LIBOR Loan subject to a Derivatives Contract is $_________, and the Derivatives Contract(s) to which such Loan to be so Converted into a LIBOR Loan is subject [describe contract]: ___________________________________________________ ________________________________________________________________________________

_______________________________________________________________________________.

6.	The amount of such Term Loans to be so Converted is to be converted into Term Loans of the following Type:
[Check one box only]
__ Base Rate Loans
__ LIBOR Rate Loans, each with an initial Interest Period for a duration of:

Interest Period[1]
Seven days
One month
Two months	[Check one box only]
Three months
Six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto no Default or Event of Default has or shall have occurred and be continuing.
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9 of the Credit Agreement.
[Signatures on Following Page]

_________________________________
1 If more than one Interest Period is desired, indicate the principal amount of the Term Loans requested for each Interest Period.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Conversion as of the date first written above.

COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Columbia Property Trust, Inc.,
its sole General Partner

By:
Name:
Title:

EXHIBIT H
FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: Columbia Property Trust Operating Partnership, L.P.
Agent: Wells Fargo Bank, National Association
Loan: Loan number 1014779 made pursuant to that certain “Term Loan Agreement” dated as of July 30, 2015 between Borrower, Agent, the Lenders and the other parties thereto, as amended from time to time
Effective Date: INSERT DATE

Check applicable box:

__   New - This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
__   Replace Previous Agreement - This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)
to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS AT ORIGINATION/CLOSING

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Agent is authorized to use the wire instructions that have been provided directly to Agent by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

Direct Deposit:  Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT WIRE TRANSFERS ANTICIPATED

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Agent is authorized to use the wire instructions that have been provided directly to Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT DEPOSITS INTO WFB ACCOUNTS ANTICIPATED

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Columbia Property Trust, Inc.,
its sole General Partner

By:
Name:
Title:

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, National Association, associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Agent’s customer verification procedures. Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Agent considers to be reasonable. Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Agent or Lenders or prohibited by government authority; (iii) cause Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Agent and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Agent or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Agent’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Agent, any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL AGENT OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Agent takes these actions, Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT
WIRE INSTRUCTIONS

AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

SUBSEQUENT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT I
FORM OF TERM NOTE
$____________________     July 30, 2015
FOR VALUE RECEIVED, the undersigned, COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of _________________________________ (the “Lender”), in care of Agent to Agent’s address at 608 Second Avenue South, 11th Floor, Minneapolis, MN 55402, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Term Loan made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date, amount of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loan made by the Lender.
This Note is one of the Term Notes referred to in the Term Loan Agreement dated as of July 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERS THIS NOTE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note under seal as of the date first written above.

COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Columbia Property Trust, Inc.,
its sole General Partner

By:
Name:
Title:

[SEAL]

SCHEDULE OF THE TERM LOAN
This Note evidences the Term Loan made under the within-described Credit Agreement to the Borrower, on the date and in the principal amount set forth below, subject to the payments and prepayments of principal set forth below:

Date of	Principal	Amount Paid	Unpaid Principal	Notation
Loan	Amount of Loan	or Prepaid	Amount	Made By

EXHIBIT J
FORM OF COMPLIANCE CERTIFICATE
_________ _____, 201_
Wells Fargo Bank, National Association,
as Agent
608 Second Avenue South, 11th Floor
Minneapolis, MN 55402
Attn: Thomas Noonan
Telecopier:    (866) 968-8676

Each of the Lenders Party to the Credit Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of July 30, 2015 as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:
(1)    The undersigned is a Responsible Officer of the REIT Guarantor.
(2)    The undersigned is responsible for and has made or caused to be made under his/her supervision a detailed review of the applicable activities of the Obligors and their Subsidiaries in connection with the preparation of this Certificate.
(3)    The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(4)    No Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].
(5)    The representations and warranties made or deemed made by the Borrower and the other Obligors in the Loan Documents to which any is a party, are true and correct in all material respects (provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects (taking into account such language)) on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder.
(6)    Attached hereto as Schedule 1 are detailed calculations establishing whether or not the Borrower and the REIT Guarantor are in compliance with the covenants contained in Section 9.1 of the Credit Agreement.
(7)    The undersigned has delivered the Unencumbered Asset Certificate set forth in Section 8.3 of the Credit Agreement.
[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.
____________________________________________
[___________________]17 of Columbia Property Trust, Inc., the sole general partner of Columbia Property Trust Operating Partnership, L.P.

_______________________________________
17    Insert name of signing officer, which must be the REIT Guarantor’s president, chief executive officer, chief financial officer, chief accounting officer or another financial officer who is a vice president or more senior officer.

[Calculations to be Attached]

EXHIBIT K-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Agent (the “Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: ______________________
Name: _________________
Title: __________________

Date: ________ __, 20__

K-1-1

EXHIBIT K-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Agent (the “Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ____________________
Name: _______________
Title: ________________

Date: ________ __, 20__

K-2-1

EXHIBIT K-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Agent (the “Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ____________________
Name: _______________
Title: ________________

Date: ________ __, 20__

K-3-1

EXHIBIT K-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of July 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Agent (the “Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: __________________
Name: _____________
Title: ______________

Date: ________ __, 20__

K-4-1